AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER, dated as of September 5, 2000 (this "Agreement"), is among Valley National Bancorp, a New Jersey corporation and registered bank holding company ("Valley"), Valley National Bank, a national banking association ("VNB"), Merchants New York Bancorp, Inc., a Delaware corporation and registered bank holding company ("Merchants") and The Merchants Bank of New York, a New York state-chartered commercial bank (the "Bank").

                                    RECITALS

                  Valley desires to acquire Merchants and Merchants' Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is in the best interests of Merchants and its stockholders. The acquisition will be accomplished by merging Merchants into Valley with Valley as the surviving corporation and, at the same time, merging the Bank into VNB with VNB as the surviving bank, and Merchants stockholders receiving the consideration hereinafter set forth. The Boards of Directors of Merchants, Valley, the Bank and VNB have duly adopted and approved this Agreement and the respective Boards of Directors of Valley and Merchants each has directed that it be submitted to its stockholders for approval.

                  As a condition precedent to entering into this Agreement, Valley has required that Merchants grant it an option to purchase certain authorized but unissued shares of Merchants common stock and, as a consequence, Valley and Merchants have entered into a Stock Option Agreement, dated the date hereof (the "Valley Stock Option").

                  NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), Merchants shall be merged with and into Valley (the "Merger") in accordance with the Delaware General Corporation Law (the "DGCL") and the New Jersey Business Corporation Act ("NJBCA") and Valley shall be the surviving corporation (the "Surviving
Corporation"). Immediately following the Effective Time, the Bank shall be merged with and into VNB as provided in Section 1.7 hereof.

                  1.2. Effect of the Merger. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of Valley and Merchants and thereupon and thereafter, all the property, rights, privileges, powers and franchises of each of Valley and Merchants shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Valley and Merchants and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of Valley or Merchants in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of Valley or Merchants is a party shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not occurred; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of Valley or Merchants if the Merger had not occurred.

                  1.3. Certificate of Incorporation. The certificate of incorporation of Valley as it exists immediately prior to the Effective Time shall not be amended by the Merger, but shall continue as the certificate of incorporation of the Surviving Corporation until otherwise amended as provided by law.

                  1.4. Bylaws. The bylaws of Valley as they exist immediately prior to the Effective Date shall continue as the by-laws of the Surviving Corporation until otherwise amended as provided by law.

                  1.5. Directors and Officers. The directors and officers of Valley as of the Effective Time shall continue as the directors and officers of the Surviving Corporation, with the addition provided for in Section 5.20 hereof.

                  1.6 Closing Date, Closing and Effective Time. Unless a different date, time and/or place are agreed to by the parties hereto, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., at the offices of Valley, 1455 Valley Road, Wayne, New Jersey, on a date (the "Closing Date") which shall be within ten business days following the receipt of all necessary regulatory and governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in
Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), with the exact date determined by Valley upon written notice to Merchants (the "Closing Notice"). Simultaneous with or immediately following the Closing, Valley and Merchants shall cause to be filed certificates of merger, in form and substance satisfactory to Valley and Merchants, with the Secretary of State of the State of New Jersey (the "New Jersey Certificate of Merger") and with the Secretary of State of the State of Delaware (the "Delaware Certificate of Merger"). The New Jersey Certificate of Merger and the Delaware Certificate of Merger shall specify as the "Effective Time" of the Merger a date and time following the Closing agreed to by Valley and Merchants (which date and time the parties currently anticipate will be the close of business on the Closing Date). In the event the parties fail to specify the date and time in the merger certificates, the Merger shall become effective upon (and the "Effective Time" shall be) the later of the filing of the New Jersey Certificate of Merger and the Delaware Certificate of Merger.


                  1.7. The Bank Merger. Immediately following the Effective Time, the Bank shall be merged with and into VNB (the "Bank Merger") in accordance with the provisions of the National Bank Act and, to the extent applicable, New York Banking Law (the "NY Banking Law") and the regulations of the New York Department of Banking (the "Department"), and VNB shall be the surviving bank (the "Surviving Bank"). Upon the consummation of the Bank Merger, the separate existence of the Bank shall cease and the Surviving Bank shall be considered the same business and corporate entity as each of the Bank and VNB and all of the property, rights, privileges, powers and franchises of each of the Bank and VNB shall vest in the Surviving Bank and the Surviving Bank shall be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Bank and VNB and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Upon the consummation of the Bank Merger, the articles of association and bylaws of VNB shall become the articles of association and bylaws of the Surviving Bank, the officers and employees of VNB and the officers and employees of the Bank shall be the officers and employees of the Surviving Bank with such additions as officers as the Board of Directors of VNB shall determine, and the directors of VNB shall be the directors of the Surviving Bank, with, in the case of directors, the additions provided for in Section 5.20 hereof. In connection with the execution of this Agreement, the Bank and VNB shall execute and deliver a separate merger agreement (the "Bank Merger Agreement") in substantially the form of Exhibit A, annexed hereto, for delivery to the Office of the Comptroller of the Currency ("OCC") and the Department for approval of the Bank Merger.

                                   ARTICLE II
                CONVERSION OF MERCHANTS COMMON STOCK AND OPTIONS

                  Each share of common stock, $.001 par value per share, of Merchants ("Merchants Common Stock"), issued and outstanding immediately prior to the Effective Time, and each option to purchase shares of Merchants Common Stock validly issued pursuant to the Merchants Employee Stock Option Plan (the "Merchants Employee Option Plan") and outstanding immediately prior to the Effective Time (each a "Merchants Option" and collectively, the "Merchants Options") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted or cancelled at the Effective Time in accordance with this Article II.

                  2.1 Conversion of Merchants Common Stock; Exchange Ratio; Cash in Lieu of Fractional Shares. Each share of Merchants Common Stock issued and outstanding immediately prior to the Effective Time, other than shares to be cancelled pursuant to Section 2.4 hereof, shall be converted into the right to receive .7634 (the "Exchange Ratio") shares of Common Stock, no par value, of Valley ("Valley Common Stock"), subject to adjustment as set forth in Section
2.6 below. No fractional shares of Valley Common Stock will be issued, and in lieu thereof, each holder of Merchants Common Stock who would otherwise be entitled to a fractional interest will receive an amount in cash determined by multiplying such fractional interest by the Average Pre-Closing Price of Valley Common Stock. "Average Pre-Closing Price of Valley Common Stock" means the average of the Closing Prices of Valley Common Stock for the ten consecutive full trading days in which such shares are quoted on the New York Stock Exchange (the "NYSE") ending with (and including) the Determination Date. "Closing Price" of Valley Common Stock means the daily closing sales price of such stock as reported on the NYSE (as reported in The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Valley). "Determination Date" means the date five business days prior to the Closing.

                  2.2.     Exchange of Shares.

                           (a)  Merchants  and Valley  hereby  appoint  American
Stock Transfer and Trust Company as the exchange agent (the "Exchange Agent") for purposes of effecting the conversion of Merchants Common Stock and Merchants Options. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record (a "Record Holder") of a Certificate or Certificates which, immediately prior to the Effective Time represented outstanding shares of Merchants Common Stock (the "Certificates"), a mutually agreed upon letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and instructions for use in effecting the surrender of the Certificates in exchange for Valley Common Stock (and cash in lieu of fractional shares) as provided in Section 2.1 hereof.

                           (b) Upon surrender of  Certificates  for exchange and
cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the Record Holder shall be entitled to promptly receive in exchange for such Certificates the consideration as provided in Section 2.1 hereof and the Certificates so surrendered shall be canceled. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any Record Holder the consideration to which such Record Holder would otherwise be entitled until such Record Holder surrenders the Certificates for exchange or, in default thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be reasonably required in each case by Valley. Notwithstanding the time of surrender of the Certificates, Record Holders shall be deemed stockholders of Valley for all purposes from the Effective Time, except that Valley shall withhold the payment of dividends from any Record Holder until such Record Holder effects the exchange of Certificates for Valley Common Stock. (Such Record Holder shall receive such withheld dividends, without interest, upon effecting the share exchange.)

                           (c)  After  the  Effective  Time,  there  shall be no
transfers on the stock transfer books of Merchants of the shares of Merchants Common Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer, they shall be canceled and exchanged for the consideration as provided in Section 2.1 hereof.

                           (d) If  payment  of  the  consideration  pursuant  to
Section 2.1 hereof is to be made in a name other than that in which the Certificates surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than that of the registered holder of the Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                           (e) With respect to each outstanding Merchants Option
Valley shall, after the Effective Time, distribute to the Optionee an amendment to the option grant evidencing the conversion of the grant to an option to purchase Valley Common Stock in accordance with Section 2.7 hereof.

                  2.3. No Dissenters' Rights. Consistent with the provisions of the DGCL, no stockholder of Merchants shall have appraisal rights with respect to the Merger.

                  2.4.  Cancelled  Shares.  Each share of Merchants Common Stock
(i) which is held by Merchants as treasury stock or (ii) which is held by the Bank or any other direct or indirect subsidiary of the Bank (except as trustee or in a fiduciary capacity) or (iii) which is held by Valley, shall be canceled and retired at the Effective Time.

                  2.5. Valley Shares. The shares of Valley Common Stock outstanding at the Effective Time shall not be affected by the Merger, but along with the additional shares of Valley Common Stock to be issued as provided in
Section 2.1 hereof, shall become the outstanding common stock of the Surviving Corporation.

                  2.6 Anti-Dilution Adjustments. The Exchange Ratio and the Average Pre-Closing Price of Valley Common Stock shall be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or similar transaction ("Capital Change") effected by Valley with respect to Valley Common Stock between the date hereof and the Effective Time.

                  2.7. Merchants Stock Options. At the Effective Time, each outstanding Merchants Option granted to an eligible individual (an "Optionee") under the Merchants Employee Option Plan shall be converted into an option to purchase Valley Common Stock (a "Stock Option"), wherein (x) the right to purchase shares of Merchants Common Stock pursuant to the Merchants Option shall be converted into the right to purchase that same number of shares of Valley Common Stock multiplied by the Exchange Ratio, (y) the option exercise price per share of Valley Common Stock shall be the previous option exercise price per share of Merchants Common Stock divided by the Exchange Ratio and (z) in all other material respects the option shall be subject to the same terms and conditions as governed the Merchants Option on which it was based, including the length of time within which the option may be exercised and for any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), the adjustments shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code. Shares of Valley Common Stock issuable upon exercise of Stock Options shall be covered by an effective registration statement on Form S-8, and Valley shall file a registration statement on Form S-8 covering such shares as soon as practicable after the Effective Time.


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF MERCHANTS

                  References herein to "Merchants Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of
Article III of this Agreement, which have been delivered on the date hereof by Merchants to Valley or will be delivered pursuant to Section 5.11(a) by Merchants to Valley. Disclosure of an item in one section of the Merchants Disclosure Schedule will be considered disclosure for purposes of all sections thereof, except where this Agreement specifies that the item must be referenced in a particular section of the Merchants Disclosure Schedule. Merchants hereby represents and warrants to Valley as follows:

                  3.1.     Corporate Organization.

                  (a) Merchants is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merchants has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of Merchants on a consolidated basis. Merchants is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA").

                  (b) All of the Subsidiaries of Merchants are listed in the Merchants Disclosure Schedule. The term "Subsidiary", when used in this Agreement with respect to Merchants, means any corporation, joint venture, association, partnership, trust or other entity in which Merchants has, directly or indirectly at least a 50% interest or acts as a general partner. Each Subsidiary of Merchants is duly organized, validly existing and in good standing under the laws of its state of incorporation. The Bank is a commercial bank chartered under the laws of the State of New York whose deposits are insured by Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law. Each Subsidiary of Merchants has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of Merchants and its Subsidiaries on a consolidated basis. The Merchants Disclosure Schedule sets forth true and complete copies of the Certificates of Incorporation or Charter, as the case may be, and Bylaws of Merchants and each Merchants Subsidiary as in effect on the date hereof. Except as set forth in the Merchants Disclosure Schedule, Merchants does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity and owns no real estate, except (i) residential real estate acquired through foreclosure or deed in lieu of foreclosure in each individual instance with a fair market value less than $500,000 and (ii) real estate used for its banking premises.

                  3.2.     Capitalization.

                  The authorized capital stock of Merchants consists of 40,000,000 shares of Merchants Common Stock. As of the date hereof, there were 19,978,664 shares of Merchants Common Stock issued and outstanding, and 1,333,176 shares issued and held in the treasury. As of the date hereof, there were 127,162 shares of Merchants Common Stock issuable upon exercise of outstanding Merchants Options (the "Option Shares") granted to directors, officers and employees of Merchants or the Bank pursuant to the Merchants Employee Option Plan. The Merchants Disclosure Schedule sets forth (i) all options which may be exercised for issuance of Merchants Common Stock and the terms upon which the options may be exercised, and (ii) true and complete copies of each of the Merchants Employee Option Plan and a specimen of each form of agreement pursuant to which any outstanding stock option was granted, including a list of each outstanding stock option issued pursuant thereto. All issued and outstanding shares of Merchants Common Stock, and all issued and outstanding shares of capital stock of each Merchants Subsidiary, have been duly authorized and validly issued, are fully paid, and nonassessable. The authorized capital stock of the Bank consists of 4,729,546 shares of common stock, $1.40 par value. As of the date hereof, there were 2,482,172 shares of Bank common stock outstanding. All of the outstanding shares of capital stock of each Merchants Subsidiary are owned by Merchants and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the Merchants Options and the Valley Stock Option, neither Merchants nor any Merchants Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Merchants or any Merchants Subsidiary or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  3.3.     Authority; No Violation.

                  (a) Subject to the approval of this Agreement and the transactions contemplated hereby by the stockholders of Merchants, and subject to the parties obtaining all necessary regulatory approvals, Merchants and the Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of Merchants and the Bank. The execution and delivery of the Bank Merger Agreement has been duly and validly approved by the Board of Directors of the Bank. Except for the approvals described in paragraph (b) below, no other corporate proceedings on the part of Merchants or the Bank are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Merchants and the Bank, and constitutes valid and binding obligations of Merchants and the Bank, enforceable against Merchants and the Bank in accordance with its terms.

                  (b) Neither the execution and delivery of this Agreement by Merchants and the Bank, nor the consummation by Merchants and the Bank of the transactions contemplated hereby in accordance with the terms hereof, or compliance by Merchants and the Bank with any of the terms or provisions hereof, will (i) violate any provision of Merchants' or the Bank's Certificates of Incorporation or Bylaws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Merchants or the Bank or any of their respective properties or assets, or (iii) except as set forth in the Merchants Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Merchants or the Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Merchants or the Bank is a party, or by which either or both of them or any of their respective properties or assets may be bound or affected except, with respect to
(ii) and (iii) above, such as individually and in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Merchants and its Subsidiaries on a consolidated basis, and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the OCC, the Department, the Board of Governors of the Federal Reserve System ("FRB"), the Securities and Exchange Commission ("SEC"), applicable state securities bureaus or commissions, the Delaware Secretary of State and the stockholders of Merchants, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Merchants or the Bank in connection with
(x) the execution  and delivery by Merchants and the Bank of this  Agreement and
(y) the consummation by Merchants and the Bank of the transactions contemplated hereby and (z) the execution and delivery by the Bank of the Bank Merger Agreement and the consummation by the Bank of the transactions contemplated thereby.

                  3.4.     Financial Statements.

                  (a) Merchants' Annual Reports on Form 10-K filed with the SEC under the Securities and Exchange Act of 1934, as amended (the "1934 Act") and available on the SEC's EDGAR system set forth the consolidated statements of condition of Merchants as of December 31, 1999, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the periods ended December 31 in each of the three years 1997 through 1999, in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to Merchants, and Merchants' Quarterly Reports on Form 10-Q filed with the SEC under the 1934 Act and available on the SEC's EDGAR system set forth the unaudited consolidated statements of condition of Merchants as of June 30, 2000 and related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the six months then ended (collectively, the "Merchants Financial Statements"). The Merchants Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, and fairly present the consolidated financial condition of Merchants as of the respective dates set forth therein, and the related consolidated statements of income, stockholders' equity and cash flows fairly present the results of the consolidated operations, stockholders' equity and cash flows of Merchants for the respective periods set forth therein.

                  (b) The books and records of Merchants and its Subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the Merchants Financial Statements (including the notes thereto), as of June 30, 2000 neither Merchants nor any of its Subsidiaries had any liabilities, whether absolute, accrued, contingent or otherwise material to the business, operations, assets or financial condition of Merchants or any of its Subsidiaries. Since June 30, 2000 and to the date hereof, neither Merchants nor any of its Subsidiaries have incurred any material liabilities except in the ordinary course of business and consistent with prudent banking practice, except as specifically contemplated by this Agreement.

                  3.5. Brokerage Fees; Financial Advisor; Fairness Opinion. Other than CIBC World Markets Corp. (the "Broker"), neither Merchants nor any of its Subsidiaries nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. Copies of Merchants' agreements with the Broker are set forth in the Merchants Disclosure Schedule. The Broker has delivered to Merchants its written opinion with respect to the fairness, from a financial point of view, of the Exchange Ratio to the shareholders of Merchants in the Merger. Other than pursuant to the agreement with Broker, there are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by Merchants or any of its Subsidiaries.

                  3.6.     Absence of Certain Changes or Events.

                  (a) There has not been any material adverse change in the business, operations, assets or financial condition of Merchants and its Subsidiaries on a consolidated basis since June 30, 2000 and to Merchants' knowledge, no facts or conditions exist which Merchants believes will cause or is likely to cause such a material adverse change in the future.

                  (b) Except as set forth in the Merchants Disclosure Schedule, neither Merchants nor any of its Subsidiaries has taken or permitted any of the actions set forth in Section 5.2 hereof between June 30, 2000 and the date hereof and Merchants and the Merchants Subsidiaries have conducted their business only in the ordinary course, consistent with past practice.

                  3.7. Legal Proceedings. Except as disclosed in the Merchants Disclosure Schedule, neither Merchants nor any of its Subsidiaries is a party to any, and there are no pending or, to Merchants' knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Merchants or any of its Subsidiaries. Except as disclosed in the Merchants Disclosure Schedule, neither Merchants nor any of its Subsidiaries is a party to any order, judgment or decree entered against Merchants or any Merchants Subsidiary in any lawsuit or proceeding.

                  3.8.     Taxes and Tax Returns.

                  (a) Merchants and each Merchants Subsidiary have duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and except as set forth in the Merchants Disclosure Schedule, each has duly paid (and until the Effective Time will so pay) all such taxes shown as due on such returns, other than taxes or other charges which are being contested in good faith (and disclosed to Valley in writing). Merchants and each Merchants Subsidiary have established (and until the Effective Time will establish) on their books and records reserves for the payment of all federal, state and local taxes not yet due and payable, but incurred in respect of Merchants or any Merchants Subsidiary through such date, which reserves are adequate for such purposes. To the knowledge of Merchants, except as set forth in the Merchants Disclosure Schedule, the federal income tax returns of Merchants and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the knowledge of Merchants, except as set forth in the Merchants Disclosure Schedule, the applicable state income and local tax returns of Merchants and its Subsidiaries have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the knowledge of Merchants, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, taxes or assessments upon Merchants or any of its Subsidiaries, nor except as set forth in the Merchants Disclosure
Schedule, has Merchants or any of its Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                  (b) Except as set forth in the Merchants Disclosure Schedule, neither Merchants nor any of its Subsidiaries (i) has requested any extension of time within which to file any tax Return which Return has not since been filed,
(ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by Merchants or any Merchants Subsidiary (nor does Merchants have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  3.9.     Employee Benefit Plans.

                  (a) Except as disclosed in the Merchants Disclosure Schedule, neither Merchants nor any of its Subsidiaries maintains or contributes to any "employee pension benefit plan", within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Merchants Pension Plans"), "employee welfare benefit plan", within the meaning of Section 3(1) of ERISA (the "Merchants Welfare Plans"), stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. Neither Merchants nor any of its Subsidiaries has, since September 2, 1974, contributed to any "Multiemployer Plan", within the meaning of Sections 3(37) and 4001(a)(3) of ERISA.

                  (b) Merchants has delivered to Valley in the Merchants Disclosure Schedule a complete and accurate copy of each of the following with respect to each of the Merchants Pension Plans and Merchants Welfare Plans: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500, if any.

                  (c) The present value of all accrued benefits both vested and non-vested under each of the Merchants Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for purposes of the most recent actuarial valuation prepared by such Merchants Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. To the best of Merchants' knowledge, the actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

                  (d) During the last six years, the Pension Benefit Guaranty Corporation (the "PBGC") has not asserted any claim for liability against Merchants or any of its Subsidiaries which has not been paid in full.

                  (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each Merchants Pension Plan have been paid. All contributions required to be made to each Merchants Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of Merchants and its Subsidiaries which have not been paid have been properly recorded on the books of Merchants and its Subsidiaries.

                  (f) Except as disclosed on the Merchants Disclosure Schedule, each of the Merchants Pension Plans, the Merchants Welfare Plans and each other plan and arrangement identified on the Merchants Disclosure Schedule has been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, the IRS has issued a favorable determination letter, which takes into account the Tax Reform Act of 1986 and subsequent legislation, with respect to each of the Merchants Pension Plans and Merchants is not aware of any fact or circumstance which would disqualify any such plan, that could not be retroactively corrected (in accordance with the procedures of the IRS).

                  (g) To the knowledge of Merchants, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any of the Merchants Welfare Plans or Merchants Pension Plans.

                  (h) No Merchants Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events", within the meaning of Section 4034(b) of ERISA, with respect to any of the Merchants Pension Plans.

                  (i) No "accumulated funding deficiency", within the meaning of
Section 412 of the Code, has been incurred with respect to any of the Merchants Pension Plans.

                  (j) There are no pending, or, to the knowledge of Merchants, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Merchants Pension Plans or the Merchants Welfare Plans, any trusts related thereto or any other plan or arrangement identified in the Merchants Disclosure Schedule.

                  (k) Except as disclosed in the Merchants Disclosure Schedule, no Merchants Pension or Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law, or (ii) death benefits under any Merchants Pension Plan.

                  (l) Except with respect to customary health, life and disability benefits or as disclosed in the Merchants Disclosure Schedule, there are no unfunded benefits obligations which are not accounted for by reserves shown on the Merchants Financial Statements and established under GAAP, or otherwise noted on such financial statements.

                  (m) Except as disclosed in the Merchants Disclosure Schedule, with respect to each Merchants Pension and Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of Merchants or any Merchants Subsidiary as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to or at the Effective Time.

                  (n) Except as may hereafter be expressly agreed to by Valley in writing or as disclosed on the Merchants Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Merchants or any Merchants Subsidiary to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment, accelerate the vesting, or increase the amount, of any compensation or benefits due to any current employee or former employee under any Merchants Pension Plan or Merchants Welfare Plan.

                  (o) Except for the Merchants Pension Plans and the Merchants Welfare Plans, and except as set forth on the Merchants Disclosure Schedule, Merchants has no deferred compensation agreements, understandings or obligations for payments or benefits to any current or former director, officer or employee of Merchants or any Merchants Subsidiary or any predecessor of any thereof. The Merchants Disclosure Schedule sets forth (or lists, if previously delivered to Valley with respect to such items and any supplemental retirement plan or arrangement): (i) true and complete copies of the deferred compensation agreements, understandings or obligations with respect to each such current or former director, officer or employee, and (ii) the most recent actuarial or other calculation of the present value of such payments or benefits.

                  (p) Except as set forth in the Merchants Disclosure Schedule, Merchants does not maintain or otherwise pay for life insurance policies (other than group term life policies on employees) with respect to any director, officer or employee. The Merchants Disclosure Schedule lists each such insurance policy and any agreement with a party other than the insurer with respect to the payment, funding or assignment of such policy. To the best of Merchants' knowledge, neither Merchants nor any Merchants Pension Plan or Merchants Welfare Plan owns any individual or group insurance policies issued by an insurer which has been found to be insolvent or is in rehabilitation pursuant to a state proceeding.

                  (q) Except as set forth in the Merchants Disclosure Schedule, Merchants does not maintain any retirement plan for directors. The Merchants Disclosure Schedule sets forth the complete documentation and actuarial evaluation of any such plan.

                  3.10.    Reports.

                  (a) The Merchants  Disclosure  Schedule lists,  and as to item
(i) below Merchants has previously delivered or made available to Valley a complete copy of, each (i) final registration statement, prospectus, annual, quarterly or special report and definitive proxy statement filed by Merchants since January 1, 1997 pursuant to the Securities Act of 1933, as amended (the "1933 Act"), or the 1934 Act and (ii) communication (other than general advertising materials, press releases and dividend checks) mailed by Merchants to its shareholders as a class since January 1, 1997.

                  (b) Since January 1, 1997 (i) Merchants has filed all reports that it was required to file with the SEC under the 1934 Act, and (ii) Merchants and the Bank each has duly filed all material forms, reports and documents which they were required to file with each agency charged with regulating any aspect of their business, in each case in form which was correct in all material respects, and, subject to permission from such regulatory authorities, Merchants promptly will deliver or make available to Valley accurate and complete copies of such reports. As of their respective dates, each such form, report, or document referred to in either of clauses (i) or (ii) above, and each final registration statement, prospectus, annual, quarterly or special report, definitive proxy statement or communication referred to in either of clauses (i) or (ii) of paragraph (a) above, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information contained in any such document as of a later date shall be deemed to modify information as of an earlier date.

                  (c) The Merchants Disclosure Schedule lists the dates of all examinations of Merchants or the Bank conducted by the FRB or either the Department or the FDIC since January 1, 1997 and the dates of any responses thereto submitted by Merchants or the Bank.

                  3.11. Merchants and Bank Information. The information relating to Merchants, the Bank and the Merchants Subsidiaries, this Agreement and the transactions contemplated hereby to be contained in the Joint Proxy Statement-Prospectus (as defined in Section 5.6(a) hereof) to be delivered to stockholders of Merchants and stockholders of Valley in connection with their approval of the Merger, as of the date the Joint Proxy Statement-Prospectus is mailed to stockholders of Merchants and Valley, and up to and including the date of the meetings of stockholders to which such Joint Proxy Statement-Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement-Prospectus shall comply as to form in all material respects with the provisions of the 1934 Act and the rules and regulations promulgated thereunder.

                  3.12.    Compliance with Applicable Law.

                  (a) Except as set forth in the Merchants Disclosure Schedule, each of Merchants and the Merchants Subsidiaries holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Merchants or any of its Subsidiaries, including, without limitation, consumer, community and fair lending laws (other than where such defaults or non-compliances will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of Merchants and its Subsidiaries on a consolidated basis) and Merchants has not received notice of violation of, and does not know of any violations of, any of the above.

                  (b) Without limiting the foregoing, to its knowledge (i) the Bank has complied in all material respects with the Community Reinvestment Act ("CRA") and (ii) no person or group would object to the consummation of this Merger due to the CRA performance of or rating of the Bank. Except as listed on the Merchants Disclosure Schedule to the knowledge of the Bank, no person or group has adversely commented upon the Bank's CRA performance.

                  3.13.    Certain Contracts.

                  (a) Except as disclosed in the Merchants Disclosure Schedule under this Section, Section 3.5 or Section 3.9, (i) neither Merchants nor any Merchants Subsidiary is a party to or bound by any contract or understanding (whether written or oral) with respect to the employment or termination of any present or former officers, employees, directors or consultants and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Merchants or any Merchants Subsidiary to any officer, employee, director or consultant thereof. The Merchants Disclosure Schedule sets forth true and correct copies of all employment agreements or termination agreements with officers, employees, directors, or consultants to which Merchants or any Merchants Subsidiary is a party.

                  (b) Except as disclosed in the Merchants Disclosure Schedule and except for loan commitments, loan agreements and loan instruments entered into or issued in the ordinary course of business, (i) as of the date of this Agreement, neither Merchants nor any Merchants Subsidiary is a party to or bound by any commitment, agreement or other instrument which is material to the business, operations, assets or financial condition of Merchants and the Merchants Subsidiaries taken as a whole, (ii) no commitment, agreement or other instrument to which Merchants or any Merchants Subsidiary is a party or by which any of them is bound limits the freedom of Merchants or any Merchants Subsidiary to compete in any line of business or with any person, and (iii) neither Merchants nor any Merchants Subsidiary is a party to any collective bargaining agreement.

                  (c) Except as disclosed in the Merchants Disclosure Schedule, neither Merchants nor any Merchants Subsidiary or, to the best knowledge of Merchants, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which Bank is or will be the creditor) or arrangement.

                  3.14.    Properties and Insurance.

                  (a) Merchants and its Subsidiaries have good, and as to owned real property marketable, title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Merchants' consolidated balance sheet as of June 30, 2000, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since June 30, 2000), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in such balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of Merchants and its Subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports delivered to Valley prior to the date hereof. Merchants and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by them. The Merchants Disclosure Schedule lists all leases pursuant to which Merchants or any Merchants Subsidiary occupies any real property and for each such lease lists annual base rentals, annual add-ons for taxes, maintenance and the like, the annual increases to the end of the lease, the expiration date and any option terms.

                  (b) The Merchants Disclosure Schedule lists all policies of insurance covering business operations and all insurable properties and assets of Merchants and its Subsidiaries showing all risks insured against, in each case under valid, binding and enforceable policies or bonds, with such amounts and such deductibles as are specified. As of the date hereof, neither Merchants nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  3.15. Minute Books. The minute books of Merchants and its Subsidiaries contain records that are accurate in all material respects of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

                  3.16. Environmental Matters. Except as set forth in the Merchants Disclosure Schedule:

                  (a) Neither Merchants nor any Merchants Subsidiary has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Merchants or such Merchants Subsidiary (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, which correction or cleanup would be material to the business, operations, assets or financial condition of Merchants and the Merchants Subsidiaries taken as a whole. Merchants has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by Merchants or any Merchants Subsidiary, as OREO or otherwise, or owned or controlled by Merchants or any Merchants Subsidiary as a trustee or fiduciary (collectively, "Properties"), in any manner that violates or, after the lapse of time will violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials.

                  (b) Merchants has no knowledge that any of the Properties has been operated in any manner in the three years prior to the date of this Agreement that violated any applicable federal, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Merchants and the Merchants Subsidiaries taken as a whole.

                  (c) To the knowledge of Merchants, except as set forth in the Merchants Disclosure Schedule, there are no underground storage tanks on, in or under any of the Properties and no underground storage tanks have been closed or removed from any of the Properties while the property was owned, operated or controlled by Merchants or any Merchants Subsidiary.

                  3.17. Reserves. As of the date hereof, the reserve for loan and lease losses in the Merchants Financial Statements is adequate based upon past loan loss experiences and potential losses in the current portfolio to cover all known or anticipated loan losses.

                  3.18. No Excess Parachute Payments. No officer, director, employee or agent (or former officer, director, employee or agent) of Merchants or any Merchants Subsidiary is entitled now, or will or may be entitled to as a consequence of this Agreement, the Merger or the Bank Merger, to any payment or benefit from Merchants, a Merchants Subsidiary, Valley or VNB which if paid or provided would constitute an "excess parachute payment", as defined in Section 280G of the Code or regulations promulgated thereunder.

                  3.19. Agreements with Bank Regulators. Neither Merchants nor any Merchants Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to Valley by Merchants prior to the date of this Agreement, nor has Merchants been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to Valley by Merchants prior to the date of this Agreement. Neither Merchants nor any Merchants Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to Valley by Merchants prior to the date of this Agreement.

                  3.20.  Disclosure.  No representation or warranty contained in
Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF VALLEY

                  References herein to the "Valley Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of
Article IV of this Agreement, which have been delivered on the date hereof by Valley to Merchants or will be delivered pursuant to Section 5.11(a) by Valley to Merchants. Disclosure of an item in one section of the Valley Disclosure Schedule will be considered disclosure for purposes of all sections thereof, except where this Agreement specifies that the item must be referenced in a particular section of the Valley Disclosure Schedule. Valley hereby represents and warrants to Merchants as follows:

                  4.1.     Corporate Organization.

                  (a) Valley is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. Valley has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries (as defined below) on a consolidated basis. Valley is registered as a bank holding company under the BHCA.

                  (b) All of the Subsidiaries of Valley are listed in the Valley Disclosure Schedule. The term "Subsidiary" when used in this Agreement with reference to Valley, means any corporation, joint venture, association, partnership, trust or other entity in which Valley has, directly or indirectly, at least a 50% interest or acts as a general partner. Each Subsidiary of Valley is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. VNB is a national bank whose deposits are insured by the BIF of the FDIC to the fullest extent permitted by law. Each Subsidiary of Valley has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis.

                  4.2. Capitalization. The authorized capital stock of Valley consists solely of 108,527,344 shares of Valley Common Stock and 30,000,000 shares of preferred stock, no par value per share (the "Valley Preferred Stock"), which may be divided into classes and into series within any class as determined by the Board of Directors. As of June 30, 2000, there were 60,433,231 shares of Valley Common Stock issued and outstanding net of treasury stock, and 182,746 treasury shares and no shares of Preferred Stock outstanding. Since June 30, 2000, to and including the date of this Agreement, no additional shares of Valley Common Stock have been issued except in connection with the consummation of the acquisition of Hallmark Capital Management, Inc. on July 6, 2000 and exercises of options granted under the Long-Term Stock Incentive Plan of Valley (the "Valley Option Plan") or grants under the Valley Option Plan or grants or options under any option or stock plan assumed by Valley in connection with any other acquisition (the "Acquired Stock Plans"). As of June 30, 2000, except for:
(a) 1,878,545 shares of Valley Common Stock issuable upon exercise of outstanding stock options and stock appreciation rights granted pursuant to the Valley Option Plan or the Acquired Stock Plans, and (b) 16,452 shares of Valley Common Stock issuable upon exercise of outstanding stock options granted to a consultant for Valley, there were no shares of Valley Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of Valley Common Stock, and all issued and outstanding shares of capital stock of Valley's Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. All of the outstanding shares of capital stock of Valley's Subsidiaries are owned by Valley free and clear of any liens, encumbrances, charges, restrictions or rights of third parties, except as listed in the Valley Disclosure Schedule. Except for the options and stock appreciation rights referred to above under the Valley Option Plan, neither Valley nor any of Valley's Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Valley or Valley's Subsidiaries or any securities representing the right to otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  4.3.     Authority; No Violation.

                  (a) Subject to the approval of this Agreement and the transactions contemplated hereby by the stockholders of Valley, Valley and VNB have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. Valley has a sufficient number of authorized but unissued shares of Valley Common Stock to pay the consideration for the Merger set forth in
Article II of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of Valley and VNB. The execution and delivery of the Bank Merger Agreement has been duly and validly approved by the Board of Directors of VNB. Except for the approvals described in paragraph (b) below, no other corporate proceedings on the part of Valley and VNB are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Valley and VNB and constitutes a valid and binding obligation of Valley and VNB, enforceable against Valley and VNB in accordance with its terms.

                  (b) Neither the execution or delivery of this Agreement nor the consummation by Valley and VNB of the transactions contemplated hereby in accordance with the terms hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Valley or the Articles of Association or Bylaws of VNB, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Valley or VNB or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Valley or VNB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Valley or VNB is a party, or by which Valley or VNB or any of their properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Valley and Valley's Subsidiaries on a consolidated basis, or the ability of Valley and VNB to consummate the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the OCC, the Department, the FRB, the New Jersey Secretary of State, the SEC, or applicable state securities bureaus or commissions and the stockholders of Valley, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Valley or VNB in connection with
(a) the execution and delivery by Valley or VNB of this Agreement, (b) the consummation by Valley of the Merger and the other transactions contemplated hereby and (c) the execution and delivery by VNB of the Bank Merger Agreement and the consummation by VNB of the Bank Merger and other transactions contemplated thereby.

                  4.4.     Financial Statements.

                  (a) Valley's Annual Reports on Form 10-K filed with the SEC under the 1934 Act and available on the SEC's EDGAR system set forth the consolidated statements of condition of Valley as of December 31, 1999, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the periods ended December 31 in each of the three years 1997 through 1999, in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to Valley, and Valley's Quarterly Reports on Form 10-Q filed with the SEC under the 1934 Act and available on the SEC's EDGAR system set forth the unaudited consolidated statements of condition of Valley as of June 30, 2000 and related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the six months then ended (collectively, the "Valley Financial Statements"). The Valley Financial Statements (including the related notes), have been prepared in accordance with GAAP consistently applied during the periods involved, and fairly present the consolidated financial position of Valley as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and of cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations and changes in stockholders' equity and of cash flows of Valley for the respective fiscal periods set forth therein.

                  (b) The books and records of Valley and its subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the Valley Financial Statements (including the notes thereto), as of June 30, 2000 neither Valley nor any of its Subsidiaries had or has, as the case may be, any material obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Valley or any of its Subsidiaries. Since June 30, 2000, neither Valley nor any of its Subsidiaries have incurred any material liabilities, except in the ordinary course of business and consistent with prudent banking practice, except as specifically contemplated by this Agreement.

                  4.5. Brokerage Fees; Financial Advisor; Fairness Opinion. Except for fees to be paid to MG Advisors, Inc., neither Valley nor VNB nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. Sandler O'Neill & Partners, L.P. has delivered to Valley its written opinion with respect to the fairness from a financial point of view, of the Exchange Ratio to the shareholders of Valley in the Merger.

                  4.6. Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, assets or financial condition of Valley and Valley's Subsidiaries on a consolidated basis since June 30, 2000 and to Valley's knowledge, no fact or condition exists which Valley believes will cause or is likely to cause such a material adverse change in the future.

                  4.7. Valley Information. The information relating to Valley and its Subsidiaries, this Agreement and the transactions contemplated hereby to be contained in the Registration Statement and Joint Proxy Statement-Prospectus (as defined in Section 5.6(a) hereof), as of the date of the mailing of the Joint Proxy Statement-Prospectus to stockholders of Merchants and Valley, and up to and including the date of the meetings of stockholders to which such Joint Proxy Statement-Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement shall comply as to form in all material respects with the provisions of the 1933 Act, the 1934 Act and the rules and regulations promulgated thereunder.

                  4.8. Capital Adequacy. As of the date of this Agreement Valley has, and at the Effective Time, after taking into effect the Merger and the transactions contemplated hereunder, Valley will have, sufficient capital to satisfy all applicable regulatory capital requirements.

                  4.9. Valley Common Stock. As of the date hereof, Valley has available and reserved shares of Valley Common Stock sufficient for issuance pursuant to the Merger and upon the exercise of Stock Options subsequent thereto. The Valley Common Stock to be issued hereunder pursuant to the Merger, and upon exercise of the Stock Options, when so issued, will be duly authorized and validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through Valley, with no personal liability attaching to the ownership thereof. The Valley Common Stock to be issued hereunder pursuant to the Merger, and upon exercise of the Stock Options, when so issued, will be registered under the 1933 Act and issued in accordance with all applicable state and federal laws, rules and regulations, and will be approved or listed for trading on the NYSE.

                  4.10. Legal Proceedings. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor its Subsidiaries is a party to any, and there are no pending or, to Valley's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Valley or any of its Subsidiaries which, if decided adversely to Valley, or any of its Subsidiaries, would have a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor any of Valley's Subsidiaries is a party to any order, judgment or decree entered against Valley or any such Subsidiary in any lawsuit or proceeding which would have a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis.

                  4.11.    Taxes and Tax Returns.

                  (a) Valley and each Valley Subsidiary have duly filed (and until the Effective Time will so file) all Returns required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and except as set forth in the Valley Disclosure Schedule, each has duly paid (and until the Effective Time will so pay) all such taxes shown as due on such returns, other than taxes or other charges which are being contested in good faith (and disclosed to Merchants in writing). Valley and each Valley Subsidiary have established (and until the Effective Time will establish) on their books and records reserves for the payment of all federal, state and local taxes not yet due and payable, but incurred in respect of Valley or any Valley Subsidiary through such date, which reserves are adequate for such purposes. To the knowledge of Valley, except as set forth in the Valley Disclosure Schedule, the federal income tax returns of Valley and its Subsidiaries have been examined by the IRS (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the knowledge of Valley, except as set forth in the Valley Disclosure Schedule, the applicable state income and local tax returns of Valley and its Subsidiaries have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the knowledge of Valley, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, taxes or assessments upon Valley or any of its Subsidiaries, nor except as set forth in the Valley Disclosure Schedule, has Valley or any of its Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                  (b) Except as set forth in the Valley Disclosure Schedule, neither Valley nor any of its Subsidiaries (i) has requested any extension of time within which to file any tax Return which Return has not since been filed,
(ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by Valley or any Valley Subsidiary (nor does Valley have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or
(iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  4.12.    Employee Benefit Plans.

                  (a) Valley and its Subsidiaries maintain or contribute to certain "employee pension benefit plans" (the "Valley Pension Plans"), as such term is defined in Section 3 of ERISA, and "employee welfare benefit plans" (the "Valley Welfare Plans"), as such term is defined in Section 3 of ERISA. Since September 2, 1974, neither Valley nor its Subsidiaries have contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

                  (b) Valley has delivered to Merchants in the Valley Disclosure Schedule a complete and accurate copy of each of the summary plan description with respect to each of the Valley Pension Plans and Valley Welfare Plans.

                  (c) The present value of all accrued benefits both vested and non-vested under each of the Valley Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for purposes of the most recent actuarial valuation prepared by such Valley Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. To the best of Valley's knowledge, the actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

                  (d) During the last six years, the PBGC has not asserted any claim for liability against Valley or any of its Subsidiaries which has not been paid in full.

                  (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each Valley Pension Plan have been paid. All contributions required to be made to each Valley Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of Valley and its Subsidiaries which have not been paid have been properly recorded on the books of Valley and its Subsidiaries.

                  (f) Except as disclosed on the Valley Disclosure Schedule, each of the Valley Pension Plans and the Valley Welfare Plans has been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, the IRS has issued a favorable determination letter, which takes into account the Tax Reform Act of 1986 and subsequent legislation, with respect to each of the Valley Pension Plans and Valley is not aware of any fact or circumstance which would disqualify any such plan, that could not be retroactively corrected (in accordance with the procedures of the IRS).

                  (g) To the knowledge of Valley, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any of the Valley Welfare Plans or Valley Pension Plans.

                  (h) No Valley Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events", within the meaning of Section 4034(b) of ERISA, with respect to any of the Valley Pension Plans.

                  (i) No "accumulated funding deficiency", within the meaning of
Section 412 of the Code, has been incurred with respect to any of the Valley Pension Plans.

                  (j) There are no pending, or, to the knowledge of Valley, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Valley Pension Plans or the Valley Welfare Plans, any trusts related thereto or any other plan or arrangement identified in the Valley Disclosure Schedule.

                  (k) Except as set forth in the Valley Disclosure Schedule, Valley does not maintain any retirement plan for directors.

                  (l) Except with respect to customary health, life and disability benefits or as disclosed on the Valley Disclosure Schedule, there are no unfunded benefit obligations which are not accounted for by reserves shown on the financial statements of Valley and established under GAAP or otherwise noted on such financial statements.

                  4.13.    Reports.

                  (a) Each communication mailed by Valley to its stockholders since January 1, 1997, and each annual, quarterly or special report, proxy statement or communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations enforced or promulgated by the applicable regulatory agency and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date. The Valley Disclosure Schedule lists all SEC 1933 Act filings by Valley that currently are subject to review.

                  (b) Valley and VNB have, since January 1, 1997, duly filed with the OCC and, where applicable, the FDIC, and the FRB in correct form in all material respects the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Valley, upon written request from Merchants, promptly will deliver or make available to Merchants accurate and complete copies of such reports. The Valley Disclosure Schedule lists the dates of all examinations of Valley or VNB conducted by either the OCC, the FRB or the FDIC since January 1, 1997.

                  4.14. Compliance with Applicable Law. Valley and its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Valley and its Subsidiaries (other than where such default or non-compliance will not result in a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis) and Valley has not received notice of violations of, and does not know of any violations of, any of the above. Without limiting the foregoing, to its knowledge (i) VNB has complied in all material respects with the CRA and (ii) no person or group would object to the consummation of the Merger due to the CRA performance or rating of VNB. To the knowledge of Valley, except as listed on the Valley Disclosure Schedule, no person or group has adversely commented upon VNB's CRA performance.

                  4.15.    Properties and Insurance.

                  (a) Valley and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Valley's consolidated balance sheet as of June 30, 2000, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since June 30, 2000), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in such balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of Valley and its subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections which are noted in the most recent title reports with respect to such property. Valley and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by them.

                  (b) The business operations and all insurable properties and assets of Valley and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of Valley should be insured against, in each case under valid, binding and enforceable policies or bonds, with such deductibles and against such risks and losses as are in the opinion of the management of Valley adequate for the business engaged in by Valley and its Subsidiaries. As of the date hereof, neither Valley nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  4.16. Minute Books. The minute books of Valley and its Subsidiaries contain records that are accurate in all material respects of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

                  4.17. Environmental Matters. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Valley or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of Valley or its Subsidiaries. Except as disclosed in the Valley Disclosure Schedule, Valley has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by Valley or any of its Subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis.

                  4.18. Reserves. As of the date hereof, the reserve for loan and lease losses in the Valley Financial Statements is, to Valley's knowledge, adequate based upon past loan loss experiences and potential losses in the current portfolio to cover all known or anticipated loan losses.

                  4.19. Agreements with Bank Regulators. Neither Valley nor any Valley Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has Valley been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to Merchants by Valley prior to the date of this Agreement. Neither VNB nor any Valley Subsidiary is required by
Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to Merchants by Valley prior to the date of this Agreement.

                  4.20. Disclosures.  No representation or warranty contained in
Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                                    ARTICLE V

                            COVENANTS OF THE PARTIES

                  5.1. Conduct of the Business of Merchants. During the period from the date of this Agreement to the Effective Time, Merchants shall, and shall cause each of its Subsidiaries to, conduct its respective business and engage in transactions permitted hereunder only in the ordinary course and consistent with prudent banking practice, except with the prior written consent of Valley, which consent will not be unreasonably withheld. Merchants also shall use its best efforts to (i) preserve its business organization and that of each Merchants Subsidiary intact, (ii) keep available to itself the present services of its employees and those of its Subsidiaries, provided that neither Merchants nor any of its Subsidiaries shall be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Agreement, and (iii) preserve for itself and Valley the goodwill of its customers and those of its Subsidiaries and others with whom business relationships exist.

                  5.2.     Negative Covenants and Dividend Covenants.

                  (a) Merchants agrees that from the date hereof to the Effective Time, except as otherwise approved by Valley in writing or as permitted or required by this Agreement, it will not, nor will it permit any of its Subsidiaries to:

                  (i) change any provision of its Certificate of Incorporation or Bylaws or any similar governing documents;

                  (ii) except for the issuance of Merchants Common Stock pursuant to the present terms of the outstanding Merchants Options and the Valley Stock Option and as disclosed in the Merchants Disclosure Schedule, change the number of shares of its authorized or issued common or Preferred Stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Merchants or any Merchants Subsidiary or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than its regular quarterly dividend of $0.125;

                  (iii) grant any severance or termination pay (other than pursuant to policies of Merchants in effect on the date hereof and disclosed in the Merchants Disclosure Schedule or as agreed to by Valley in writing) to, or enter into or amend any employment agreement with, any of its directors, officers or employees, adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement; or award any increase in compensation or benefits to its directors, officers or employees, except for increases in compensation to officers (other than those entering into the Non-Competition Agreements referenced in Section 5.15) and employees in the usual and ordinary course of business, not to exceed 5%;

                  (iv) sell or dispose of any substantial amount of assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies;

                  (v) make any capital expenditures in excess of $100,000 other than pursuant to binding commitments existing on the date hereof and expenditures necessary to maintain existing assets in good repair and expenditures described in business plans or budgets previously furnished to Valley, except as set forth in Section 5.2 of the Merchants Disclosure Schedule;

                  (vi) file any applications or make any contract with respect to branching or site location or relocation;

                  (vii) agree to acquire in any manner whatsoever (other than to foreclose on collateral for a defaulted loan) any business or entity;

                  (viii) make any material change in its accounting methods or practices, other than changes required in accordance with GAAP;

                  (ix) take any action that would result in any of the representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied; or

                  (x) agree to do any of the foregoing.

                  (b) Valley agrees that from the date hereof to the Effective Time, except as otherwise approved by Merchants in writing or as permitted or required by this Agreement, it will not, nor will it permit any of its Subsidiaries to:

                  (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in Article IV of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied;

                  (ii) consolidate with or merge with any other person or entity in which Valley is not the surviving entity, or convey, transfer or lease its properties and assets substantially as an entirety to any person or entity unless such person or entity shall expressly assume the obligations of Valley under this Agreement; or

                  (iii) authorize or enter into any agreement or commitment to do any of the foregoing.

                  5.3. No Solicitation. So long as this Agreement remains in effect, neither Merchants nor the Bank shall, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Valley) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving Merchants or the Bank (an "Acquisition Transaction"). Notwithstanding the foregoing, Merchants may enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of Merchants, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such discussions or negotiations should be commenced or such information should be furnished. Merchants shall promptly communicate to Valley the terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction and the fact that it is having discussions or negotiations with a third party about an Acquisition Transaction.

                  5.4. Current Information. During the period from the date of this Agreement to the Effective Time, Merchants will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Valley regarding Merchants' business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. Without limiting the foregoing, Merchants will send to Valley a monthly list of each new loan or extension of credit, and each renewal of an existing loan or extension of credit, in excess of $250,000, made during such month, and provide Valley with a copy of the loan offering for any such loan, extension of credit, or renewal upon request. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending after the date of this Agreement and prior to the Effective Time, Merchants will deliver to Valley the Bank's call reports filed with the Department and FDIC and Merchants' quarterly reports on Form 10-Q as filed with the SEC under the 1934 Act, and Valley will deliver to Merchants Valley's quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act, and VNB's call reports filed with the OCC and the FDIC. As soon as reasonably available, but in no event more than 90 days after the end of each fiscal year ending after the date of this Agreement and prior to the Effective Time, Merchants will deliver to Valley and Valley will deliver to Merchants their respective Annual Reports, in each case as filed on Form 10-K with the SEC under the 1934 Act.

                  5.5.     Access to Properties and Records; Confidentiality.

                  (a) Merchants and the Bank shall permit Valley and its representatives, and Valley and VNB shall permit Merchants and its representatives, accompanied by an officer of the respective party, reasonable access to their respective properties, and shall disclose and make available to Valley and its representatives or Merchants and its representatives as the case may be, all books, papers and records relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, independent auditors' work papers (subject to the receipt by such auditors of a standard access representation letter), litigation files, plans affecting employees, and any other business activities or prospects in which Valley and its representatives or Merchants and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. The parties will use their best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Merchants acknowledges that Valley may be involved in discussions concerning potential acquisitions of other banks and financial-related institutions and Valley shall not be obligated to disclose such information to Merchants except as such information is publicly disclosed by Valley.

                  (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger contemplated hereby is abandoned, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

                  (c) Without limiting the rights provided under Section 5.5(a), each of Valley and Merchants, for a period of 45 calendar days following the date of this Agreement, shall have the right to conduct a full and complete acquisition audit and to perform such due diligence as it deems appropriate, using its own officers and employees or third parties, for purposes of determining whether there is a material breach of any representation or warranty hereunder or a material adverse change in the business or financial condition of the other party. Such acquisition audit or due diligence shall not be limited or restricted by virtue of any audit or due diligence performed before the date hereof or for any other reason, but shall not unduly interfere with the business of the other party.

                  5.6.     Regulatory Matters.

                  (a) For the purposes of holding the Shareholders  Meetings (as referred to in Section 5.7 hereof), and qualifying under applicable federal and state securities laws the Valley Common Stock to be issued to Merchants shareholders in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by Valley with the SEC of a Registration Statement including a joint proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the 1933 Act, the 1934 Act and applicable state securities laws and the rules and regulations thereunder (such proxy statement and prospectus in the form mailed by Merchants and Valley to their respective shareholders together with any and all amendments or supplements thereto, being herein referred to as the "Joint Proxy Statement-Prospectus" and the various documents to be filed by Valley under the 1933 Act with the SEC to register the Valley Common Stock for sale, including the Joint Proxy Statement-Prospectus, are referred to herein as the "Registration Statement").

                  (b) Valley shall furnish Merchants with such information concerning Valley and its Subsidiaries (including, without limitation, information regarding other transactions which Valley is required to disclose) as is necessary in order to cause the Joint Proxy Statement-Prospectus, insofar as it relates to such corporations, to comply with Section 5.6(a) hereof. Valley agrees promptly to advise Merchants if at any time prior to the Shareholders' Meetings any information provided by Valley in the Joint Proxy Statement-Prospectus becomes incorrect or incomplete in any material respect and promptly to provide Merchants with the information needed to correct such inaccuracy or omission. Valley shall promptly furnish Merchants with such supplemental information as may be necessary in order to cause the Joint Proxy Statement-Prospectus, insofar as it relates to Valley and the Valley Subsidiaries, to comply with Section 5.6(a) after the mailing thereof to the parties' respective shareholders.

                  (c) Merchants shall furnish Valley with such information concerning Merchants as is necessary in order to cause the Joint Proxy Statement-Prospectus, insofar as it relates to Merchants, to comply with Section 5.6(a) hereof. Merchants agrees promptly to advise Valley if at any time prior to the Shareholders' Meetings, any information provided by Merchants in the Joint Proxy Statement-Prospectus becomes incorrect or incomplete in any material respect and promptly to provide Valley with the information needed to correct such inaccuracy or omission. Merchants shall promptly furnish Valley with such supplemental information as may be necessary in order to cause the Joint Proxy Statement-Prospectus, insofar as it relates to Merchants and the Bank to comply with Section 5.6(a) after the mailing thereof to the parties' respective shareholders.

                  (d) Valley shall as promptly as practicable make such filings as are necessary in connection with the offering of the Valley Common Stock with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of such stock under applicable state securities laws at the earliest practicable date. Merchants shall promptly furnish Valley with such information regarding the Merchants shareholders as Valley requires to enable it to determine what filings are required hereunder. Merchants authorizes Valley to utilize in such filings the information concerning Merchants and the Bank provided to Valley in connection with, or contained in, the Joint Proxy Statement-Prospectus. Valley shall furnish Merchants' counsel with copies of all such filings and keep Merchants advised of the status thereof. Valley and Merchants shall as promptly as practicable file the Registration Statement containing the Joint Proxy Statement-Prospectus with the SEC, and each of Valley and Merchants shall promptly notify the other of all communications, oral or written, with the SEC concerning the Registration Statement and the Joint Proxy Statement-Prospectus.

                  (e) Valley shall cause the Valley Common Stock issuable pursuant to the Merger to be listed on the NYSE at the Effective Time. Valley shall cause the Valley Common Stock which shall be issuable pursuant to exercise of Stock Options to be accepted for listing on the NYSE when issued.

                  (f) The parties hereto will cooperate with each other and use their reasonable best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the OCC, the FRB, the Department, and the FDIC. Without limiting the foregoing, the parties shall use reasonable business efforts to file for approval or waiver by the appropriate bank regulatory agencies within 40 days after the date hereof. The parties shall each have the right to review in advance (and shall do so promptly) all filings with, including all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or Governmental Entity in connection with the transactions contemplated by this Agreement.

                  (g) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

                  (h) Merchants acknowledges that Valley is in or may be in the process of acquiring other banks and financial-related institutions and that in connection with such acquisitions, information concerning Merchants may be required to be included in the registration statements, if any, for the sale of securities of Valley or in SEC reports in connection with such acquisitions. Merchants agrees to provide Valley with any information, certificates, documents or other materials about Merchants as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by Valley prior to the Effective Time. Merchants shall use its reasonable efforts to cause its attorneys and accountants to provide Valley and any underwriters for Valley with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. Valley shall reimburse Merchants for reasonable expenses thus incurred by Merchants should this transaction be terminated for any reason. Valley shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding Merchants unless Merchants shall have consented in writing to such filing, which consent shall not be unreasonably delayed or withheld.

                  (i) Between the date of this Agreement and the Effective Time, Merchants shall cooperate with Valley to reasonably conform Merchants' policies and procedures regarding applicable regulatory matters, to those of Valley as Valley may reasonably identify to Merchants from time to time.

                  5.7.     Approval of Shareholders.

                  (a) Merchants will (i) take all steps  necessary duly to call, give notice of, convene and hold a meeting of the shareholders of Merchants (the "Merchants Shareholders Meeting") for the purpose of securing the approval of shareholders of this Agreement, (ii) subject to the qualification set forth in
Section 5.3 hereof and the right not to make a recommendation or to withdraw a recommendation if Merchants' Board of Directors, after consulting with counsel, determines in the exercise of its fiduciary duties that such recommendation should not be made or should be withdrawn, recommend to the shareholders of Merchants the approval of this Agreement and the transactions contemplated hereby and use its reasonable best efforts to obtain, as promptly as practicable, such approval, and (iii) cooperate and consult with Valley with respect to each of the foregoing matters. The directors of Merchants in their capacity as shareholders have agreed, by signing a certificate to that effect, to vote in favor of the Agreement.

                  (b) Valley will (i) take all steps necessary duly to call, give notice of, convene and hold a meeting of the shareholders of Valley (the "Valley Shareholders Meeting") for the purpose of securing the approval of shareholders of this Agreement, (ii) recommend to the shareholders of Valley, subject to any fiduciary duties it determines it may have after consulting with counsel, the approval of this Agreement and the transactions contemplated hereby and use its reasonable best efforts to obtain, as promptly as practicable, such approval, and (iii) cooperate and consult with Merchants with respect to each of the foregoing matters.

                  5.8. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. Valley and Merchants will cooperate to take the necessary actions to cure appropriate tainted treasury shares so that the Merger meets the treasury stock condition for pooling-of-interests accounting. Valley shall determine whether it or Merchants or both shall take such action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is otherwise a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

                  5.9. Public Announcements. The parties hereto shall cooperate with each other in the development, distribution and filing with governmental agencies as required under applicable law, of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation or as to which the party releasing such information has used its best efforts to discuss with the other party in advance.

                  5.10. Failure to Fulfill Conditions. In the event that Valley or Merchants determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to April 30, 2001 (the "Cutoff Date") and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions Valley may enter into with other parties, Merchants and Valley will promptly inform the other of any facts applicable to Merchants or Valley, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

                  5.11. Disclosure Supplements. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. If the disclosure contained in any such supplement (i) relates to events occurring before execution of this Agreement or (ii) alone or together with other supplements or amendments materially adversely affects the representation to which the amendment or supplement relates, the party receiving the amendment or supplement may determine not to accept it as a modification of the relevant representation. Notice of such determination, if made, shall be given by the receiving party to the other party not later than 15 days after it received the disclosure in question. If such notice is not timely given, or if the disclosure in question did not contain any matter of the nature specified in clause (i) or (ii) of the second preceding sentence, the relevant representation shall be deemed modified by the disclosure in the amendment or supplement with the same effect as though that disclosure had been included in the relevant Disclosure Schedule as furnished prior to execution of this Agreement.

                  5.12     Transaction Expenses of Merchants.

                  (a) For planning  purposes,  Merchants  shall,  within 30 days from the date hereof, provide Valley with its estimated budget of transaction-related expenses reasonably anticipated to be payable by Merchants in connection with this transaction based on facts and circumstances currently known, including the fees and expenses of counsel, accountants, investment bankers and other professionals. Merchants shall promptly notify Valley if or when it determines that it will expect to exceed its budget. Prior to signing this Agreement, Merchants has disclosed to Valley the method by which the fees of its investment bankers and counsel in connection with this transaction are to be determined, and has disclosed to Valley the fees of its counsel in connection with this transaction through a recent date.

                  (b) Promptly, but in any event within 30 days, after the execution of this Agreement, Merchants shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. Merchants shall accrue and/or pay all of such amounts as soon as possible.

                  (c) Merchants shall cause its professionals to render monthly invoices within 30 days after the end of each month. Merchants shall notify Valley monthly of all out-of-pocket expenses which Merchants has incurred in connection with this transaction.

                  (d) Valley, in reasonable consultation with Merchants, shall make all arrangements with respect to the printing and mailing of the Joint Proxy Statement-Prospectus.

                  5.13. Closing. The parties hereto shall cooperate and use reasonable efforts to try to cause the Effective Time to occur between January 15 and January 31, 2001.

                  5.14. Indemnification. After the Effective Time, to the extent permitted by applicable law and/or the Certificate of Incorporation or Articles of Association, Valley agrees that it will, or will cause VNB to, provide to the directors and officers of Merchants and the Bank indemnification with respect to acts or omissions occurring prior to the Effective Time, including without limitation, the authorization of this Agreement and the transactions contemplated hereby, for a period of six years from the Effective Time, or in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved. To the extent permitted by applicable law and/or the Certificate of Incorporation or Articles of Association, Valley or VNB (as applicable) shall advance expenses in connection with the foregoing indemnification.

                  5.15. Employment Matters and Other Post-Closing Items.

                  (a) Following consummation of the Merger, Valley will honor the existing written employment and pension benefit agreements with officers and employees of Merchants and the Bank that exist on the date hereof, which are included in Section 5.15(a) of the Merchants Disclosure Schedule (as the same are modified by those agreements between Valley and each of Spencer B. Witty, James G. Lawrence, William J. Cardew and Eric W. Gould (the "Non-Competition Agreements") entered into on the date hereof).

                  (b) Valley intends, to the extent practical, to continue the employment of all officers and employees of the Bank, at or near the same location, with the same or equivalent salary and benefits.

                  (c) Following the consummation of the Merger and for one year thereafter, VNB shall, to the extent not duplicative of other severance benefits, pay one week of severance for each year of service completed while employed by Merchants and/or the Bank, with a maximum benefit of 26 weeks and a minimum of four (4) weeks.

                  (d) Before or following consummation of the Merger, Valley will decide whether to continue each of the Bank and/or Merchants' pension and welfare plans for the benefit of employees of the Bank and Merchants, or to have such employees become covered under a Valley Pension and Welfare Plan. If Valley decides to cover Bank and Merchants employees under a Valley Pension and Welfare Plan, such employees will receive credit for prior years of service with the Bank and/or Merchants for purposes of determining eligibility to participate, and vesting, if applicable (but not for the accrual of benefits under Valley's pension plan). No prior existing condition limitation shall be imposed with respect to any medical coverage plan as a result of the Merger and Merchants and Bank employees shall get credit for any deductibles already paid under existing plans for the year in which the Merger occurs.

                  (e) Merchants and the Bank may continue to administer such bonus programs and arrangements as are disclosed pursuant to this Agreement through the Effective Time, provided that bonuses shall be paid only to the extent they have been previously accrued and their payment will not cause Merchants' earnings to fall below budgeted amounts.

                  (f) Valley shall create a New York advisory board and following the Closing the directors of Merchants who are not on the Valley Board of Directors shall be invited to become members of the advisory board, along with other prominent customers and associates of Merchants selected by Valley.

                  (g) Valley shall honor the existing director retirement plan of Merchants contained in the Merchants Disclosure Schedule.

                  (h) After the Closing, Valley shall operate the branches of Bank using the name of the Bank and noting that it is a division of VNB.

                  (i) Valley and Merchants shall cooperate with each other before the Closing to designate those Merchants officers who after the Closing will receive three year cliff vesting stock options and restricted stock under the Valley Option Plan and other benefits appropriate to retain the officers of Merchants.

                  5.16. Pooling and Tax-Free Reorganization Treatment. Neither Valley nor Merchants shall intentionally take, fail to take or cause to be taken or not taken, any action within its control, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

                  5.17. Merchants Option Plan. From and after the Effective Time, each Merchants Option which is converted to an option to purchase Valley Common Stock under Section 2.1(b) shall be administered, operated and interpreted by a committee comprised of members of the Board of Directors of Valley appointed by the Board of Directors of Valley. Valley shall reserve for issuance the number of shares of Valley Common Stock necessary to satisfy Valley's obligations. Valley shall also register, if not previously registered pursuant to the 1933 Act, the shares authorized for issuance under the Merchants Options so converted.

                  5.18.    Affiliates.

                  (a) Promptly, but in any event within 14 days, after the execution and delivery of this Agreement, (i) Merchants shall deliver to Valley
(x) a letter identifying all persons who, to the knowledge of Merchants, may be deemed to be affiliates of Merchants under Rule 145 of the 1933 Act, including without limitation all directors and executive officers of Merchants and (y) a letter identifying all persons who, to the knowledge of Merchants, may be deemed to be affiliates of Merchants as that term (affiliate) is used for purposes of qualifying for pooling-of-interests accounting treatment; and (ii) Valley shall identify to Merchants all persons who, to the knowledge of Valley, may be deemed affiliates of Valley as that term (affiliates) is used for purposes of qualifying for pooling-of-interests accounting treatment.

                  (b) Merchants shall cause each director of Merchants to, and Merchants shall use its best efforts to cause each executive officer of Merchants and each other person who may be deemed an affiliate of Merchants (under either Rule 145 of the 1933 Act or the accounting treatment rules) to, execute and deliver to Valley within 14 days after the execution and delivery of this Agreement, a letter substantially in the form of Exhibit 5.18 hereto agreeing to be bound by the restrictions of Rule 145 and agreeing to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting purposes. In addition, Valley shall cause each director and executive officer of Valley to, and Valley shall use its best efforts to cause each other person who may be deemed an affiliate of Valley (as that term is used for purposes of qualifying for pooling of interests) to, execute and deliver to Valley within 14 days after the execution and delivery of this Agreement, a letter substantially in the form of Exhibit 5.18.1 hereto in which such persons agree to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting treatment.

                  5.19.  Bank  Policies and Bank Mergers.  Notwithstanding  that
Merchants believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Merchants recognizes that Valley may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time and in order to formulate the plan of integration for the Bank Mergers, Merchants and Valley shall consult and cooperate with each other with respect to (i) conforming to the extent appropriate, based upon such consultation, Merchants' loan, accrual and reserve policies and Merchants' other policies and procedures regarding applicable regulatory matters, including without limitation Federal Reserve, the Bank Secrecy Act and FDIC matters, to those policies of Valley as Valley may reasonably identify to Merchants from time to time, (ii) new extensions of credit by the Bank where the aggregate exposure exceeds $5,000,000, and (iii) conforming, based upon such consultation, the composition of the investment portfolio and overall asset/liability management position of Merchants and the Bank to the extent appropriate; provided that any required change in Merchants' practices in connection with the matters described in clause (i) or (iii) above need not be effected (A) more than five days prior to the Effective Time and (B) unless and until all necessary regulatory, governmental and shareholder approvals and consents have been received, all statutory waiting periods in respect thereof have expired, Valley agrees in writing that all conditions precedent to the Closing have occurred (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), and Valley has provided the Closing Notice. No accrual or reserve made by Merchants or any Merchants Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 7.1(d) or Section 7.1(f) hereof.

                  5.20. New Valley Directors. As of the Effective Time, Valley shall cause its Board of Directors and the VNB Board of Directors to take action to appoint Spencer B. Witty, Robinson Markel and Charles Baum to the Board of Directors of Valley and Spencer B. Witty to the Board of Directors of VNB, respectively, at the Effective Time.

                                   ARTICLE VI

                               CLOSING CONDITIONS

                  6.1. Conditions of Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

                  (a) Approval of Stockholders; SEC Registration. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of Merchants and the stockholders of Valley. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the Valley Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws. The Valley Common Stock to be issued in connection with the Merger, including Valley Common Stock to be issued for the Merchants Options, shall have been approved for listing on the New York Stock Exchange.

                  (b) Regulatory Filings. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the OCC and any approval or waiver required by the FRB) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of Merchants and the Bank, taken as a whole, to Valley. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired. Both VNB and the Bank shall have taken all necessary action to consummate the Bank Merger immediately after the Effective Time.

                  (c) Suits and Proceedings. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger or the Bank Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger or the Bank Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or the Bank Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which Valley or Merchants determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger or the Bank Merger.

                  (d) Tax Free Exchange. Valley and Merchants shall have received an opinion, satisfactory to Valley and Merchants, of Pitney, Hardin, Kipp & Szuch LLP, counsel for Valley, to the effect that the transactions contemplated hereby will result in a reorganization (as defined in Section 368(a) of the Code), and accordingly no gain or loss will be recognized for federal income tax purposes to Valley, Merchants, VNB or the Bank or to the stockholders of Merchants who exchange their shares of Merchants for Valley
Common Stock (except to the extent that cash is received in lieu of fractional shares of Valley Common Stock).

                  (e) Pooling of Interests. The Merger shall be qualified to be treated by Valley as a pooling-of-interests for accounting purposes and Valley shall have received a letter from KPMG LLP to the effect that based upon a review of this Agreement and the facts and circumstances known to it, the Merger shall be qualified to be treated by Valley as a pooling-of-interests for accounting purposes.

                  6.2. Conditions to the Obligations of Valley Under this Agreement. The obligations of Valley under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of Merchants and Bank. The representations and warranties of Merchants contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Merchants shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has been the subject of a supplement or amendment to the Merchants Disclosure Schedule, that representation or warranty shall be deemed modified by the disclosure contained in such supplement or amendment only under the circumstances set forth in
Section 5.11.

                  (b) Consents. Valley shall have received the written consents of any person whose consent to the transactions contemplated hereby is required under the applicable instrument.

                  (c) Opinion of Counsel. Valley shall have received an opinion of counsel to Merchants, dated the date of the Closing, in form and substance reasonably satisfactory to Valley, covering the matters set forth on Schedule
6.2 hereto and any other matters reasonably requested by Valley.

                  (d) Fairness Opinion. Valley shall have received from Sandler O'Neill & Partners, L.P. an updated opinion as of the date of the Joint Proxy Statement-Prospectus with respect to the fairness from a financial point of view of the Exchange Ratio to the stockholders of Valley in the Merger.

                  (e) Non-Competition Agreements. All of the directors or officers of Merchants identified in Section 5.15(a) as having executed the Non-Competition Agreements shall continue to be employed by Merchants (unless their employment was terminated due to death or disability) and none of them shall have notified either Merchants or Valley of his intention to voluntarily terminate his employment with Valley following the Closing.

                  (f) Certificates. Merchants shall have furnished Valley with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as Valley may reasonably request.

                  6.3. Conditions to the Obligations of Merchants Under this Agreement. The obligations of Merchants under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of Valley. The representations and warranties of Valley contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Valley shall have performed in all material respects, the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has been the subject of a supplement or amendment to the Valley Disclosure Schedule, that representation or warranty shall be deemed modified by the disclosure contained in such supplement or amendment only under the circumstances set forth in Section 5.11.

                  (b) Opinion of Counsel to Valley. Merchants shall have received an opinion of counsel to Valley, dated the date of the Closing, in form and substance reasonably satisfactory to Merchants, covering the matters set forth on Schedule 6.3 hereto and any other matter reasonably requested by Merchants.

                  (c) Fairness Opinion. Merchants shall have received an updated opinion from CIBC World Markets Corp., as of the date of the Joint Proxy Statement-Prospectus with respect to the fairness, from a financial point of view, of the Exchange Ratio to the shareholders of Merchants in the Merger.

                  (d) Certificates. Valley shall have furnished Merchants with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as Merchants may reasonably request.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  7.1. Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of Merchants, based upon any of the following:

                  (a) By mutual written consent of the parties hereto.

                  (b) By Valley or Merchants (i) if the Effective Time shall not have occurred on or prior to the Cutoff Date or (ii) if a vote of the stockholders of Merchants or Valley is taken and the stockholders of either company fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose, unless in each case the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party (or, in the case of Merchants, to be performed or observed by the directors of Merchants) at or before the Effective Time.

                  (c) By Valley or Merchants upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or by Valley upon written notice to Merchants if any such application is approved with conditions which materially impair the value of Merchants and the Bank, taken as a whole, to Valley.

                  (d) By Valley if (i) there  shall  have  occurred  a  material adverse change in the business, operations, assets, or financial condition of Merchants or the Bank, taken as a whole, from that disclosed by Merchants on the date of this Agreement; or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Merchants hereunder.

                  (e) By Merchants, if (i) there shall have occurred a material adverse change in the business, operations, assets or financial condition of Valley or VNB from that disclosed by Valley on the date of this Agreement; or
(ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Valley hereunder.

                  (f) By Valley or Merchants if any condition to Closing specified under Article VI hereof applicable to such party cannot reasonably be met on or before the Cutoff Date after giving the other party a reasonable opportunity to cure any such condition.

                  7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement by either Valley or Merchants pursuant to
Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders, except that Sections 5.5(b) and 8.1 hereof shall have continuing effect as set forth therein. Nothing contained herein, however, shall relieve any party from any liability for any willful breach of this Agreement.

                  7.3. Amendment. This Agreement may be amended by mutual action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of Merchants but, after any such adoption, no amendment shall be made which reduces or changes the amount or form of the consideration to be delivered to the stockholders of Merchants without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of Valley and Merchants.

                  7.4. Extension; Waiver. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.1. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses, except that the cost of printing and mailing the Joint Proxy Statement-Prospectus shall be borne equally by the parties hereto if the transaction is terminated.

                  8.2. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier with confirming copy sent the same day by registered or certified mail, postage prepaid, as follows:

                  (a)      If to Valley, to:

                           Valley National Bancorp
                           1455 Valley Road
                           Wayne, New Jersey  07470
                           Attn.:  Gerald H. Lipkin
                              Chairman and Chief Executive Officer
                           Telecopier No. (973) 305-0024

                           Copy to:

                           Pitney, Hardin, Kipp & Szuch LLP
                           Attn.:  Ronald H. Janis, Esq.
                           Delivery:
                           --------
                           200 Campus Drive
                           Florham Park, New Jersey  07932
                           Mail:
                           ----
                           P.O. Box 1945
                           Morristown, New Jersey  07962-1945
                           Telecopier No. (973) 966-1550

                  (b)      If to Merchants, to:

                           Merchants New York Bancorp, Inc.
                           275 Madison Avenue
                           New York, New York 10022
                           Attn.:  William J. Cardew,
                                    Vice Chairman and Chief Financial Officer
                           Telecopier No. (212) 973-6663

                           Copy to:

                           Rosenman & Colin LLP
                           Attn.:  Robinson Markel, Esq.
                           575 Madison Avenue
                           New York, New York  10022-2585
                           Telecopier No. (212) 940-8776

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date so delivered or telecopied and mailed.

                  8.3. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of Valley, Merchants, the Bank and VNB, and their respective successors. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement, except for the rights conferred upon indemnitees pursuant to Section 5.14 hereof.

                  8.4. Entire Agreement. This Agreement, the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire agreement among the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto. If any provision of this Agreement is found invalid, it shall be considered deleted and shall not invalidate the remaining provisions.

                  8.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  8.6. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

                  8.7. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  8.8. Survival. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those agreements and covenants set forth in Sections 5.14 and Section
5.16 which shall survive the Merger, shall terminate as of the Effective Time.

                  8.9. Knowledge. Representations made herein which are qualified by the phrase to the knowledge of Merchants, to the best of Merchants' knowledge or similar phrases refer as of the date hereof to the best knowledge of the Chairman of the Board, the President and Chief Executive Officer, the Vice Chairman and Chief Operating Officer, and the Senior Vice President and Treasurer of Merchants and thereafter refer to the best knowledge of any senior officer of Merchants or any Merchants subsidiary. Representations made herein which are qualified by the phrase to the knowledge of Valley, to the best of Valley's knowledge or similar phrases refer as of the date hereof to the best knowledge of the President and Chief Executive Officer, the Executive Vice President/Legal and the Chief Financial Officer of Valley and thereafter refer to the best knowledge of any senior officer of Valley or any Valley subsidiary.



                  [The remainder of this page is intentionally left blank.]

                  IN WITNESS WHEREOF, Valley, VNB, the Bank and Merchants have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                                              VALLEY NATIONAL BANCORP

ALAN D. ESKOW                                        GERALD H. LIPKIN
------------------------------------            By:-----------------------------
Alan D. Eskow, Senior Vice President                 Gerald H. Lipkin
                                                     Chairman, President and
                                                     Chief Executive Officer



ATTEST:                                         MERCHANTS NEW YORK BANCORP, INC.

ERIC W. GOULD                                        SPENCER B. WITTY
------------------------------------            By:-----------------------------
Eric W. Gould, Senior Vice President                 Spencer B. Witty
                                                     Chairman of the Board

and
                                                     JAMES G. LAWRENCE
                                                By:-----------------------------
                                                     James G. Lawrence
                                                     President and Chief
                                                     Executive Officer


ATTEST:                                              VALLEY NATIONAL BANK

ALAN D. ESKOW                                        GERALD H. LIPKIN
------------------------------------            By:-----------------------------
Alan D. Eskow, Senior Vice President                 Gerald H. Lipkin, Chairman,
                                                         President and Chief
                                                         Executive Officer

ATTEST:                                          THE MERCHANTS BANK OF NEW YORK


ERIC W. GOULD                                        SPENCER B. WITTY
------------------------------------            By:-----------------------------
Eric W. Gould, Senior Vice President                 Spencer B. Witty
                                                     Chairman of the Board

and
                                                     JAMES G. LAWRENCE
                                                By:-----------------------------
                                                     James G. Lawrence
                                                     President and Chief
                                                      Executive Officer

                         CERTIFICATE OF THE DIRECTORS OF
                      MERCHANTS NEW YORK BANCORP, INC. AND
                         THE MERCHANTS BANK OF NEW YORK

                  Reference is made to the Agreement and Plan of Merger, dated as of September 5, 2000 (the "Agreement"), among Valley National Bancorp, Valley National Bank, Merchants New York Bancorp, Inc. and The Merchants Bank of New York. Capitalized terms used herein have the meanings given to them in the Agreement.

                  Each of the following persons, being all of the directors of Merchants and the Bank, intends to vote or cause to be voted, at a special meeting of stockholders called to adopt the Agreement, all shares of Merchants Common Stock which are held by such person, or over which such person exercises sole voting power, or over which such person shares voting power exclusively with other individuals who are signing this certificate, in favor of adoption of the Agreement.

ALAN MIRKEN                                 CHARLES J. BAUM
---------------------------------           -----------------------------------

MITCHELL J. NELSON                          JAMES G. LAWRENCE
---------------------------------           -----------------------------------

ERIC W. GOULD                               PAUL MEYROWITZ
---------------------------------           -----------------------------------

ROBINSON MARKEL                             WILLIAM J. CARDEW
---------------------------------           -----------------------------------

MARCIA TOLEDAN                              RUDOLF H. HERTZ
---------------------------------           -----------------------------------

SPENCER B. WITTY                            LEONARD SCHLUSSEL
---------------------------------           -----------------------------------

CHARLES I. SILBERMAN
---------------------------------           -----------------------------------

                                    EXHIBIT A

                           AGREEMENT TO MERGE BETWEEN
                              VALLEY NATIONAL BANK
                                       AND
                         THE MERCHANTS BANK OF NEW YORK
                   UNDER THE CHARTER OF VALLEY NATIONAL BANK,
                     UNDER THE TITLE OF VALLEY NATIONAL BANK


                  THIS AGREEMENT made between Valley National Bank (hereinafter referred to as "VNB"), a national banking association organized under the laws of the United States, being located at 615 Main Street, Passaic, New Jersey, with a capital of $17,960,310 divided into 3,592,062 shares of common stock, each of $5.00 par value, $83,738,452 of surplus, and undivided profits of $371,396,236, as of June 30, 2000, and The Merchants Bank of New York (hereinafter referred to as "TMB"), a state-chartered commercial bank organized under the laws of New York, being located at _________________________________, County of ________, in the State of New York, with a capital of $____________, divided into ________ shares of common stock, each of $______ par value, surplus of $___________, and undivided profits of $_________, as of September 30, ____, each acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 U.S.C. Section 215(a)), and the New York Banking Law, as amended, witnesseth as follows:

                  Section 1. TMB shall be merged into VNB under the charter of VNB.

                  Section 2. The name of the receiving association (hereinafter referred to as the "Association") shall be Valley National Bank.

                  Section 3. The business of the Association shall be that of a national banking Association. This business shall be conducted by the
Association at its main office which shall be located at 615 Main Street, Passaic, New Jersey, and at its legally established branches.

                  Section 4. The amount of capital stock of the Association shall be $______________, divided into ____________ shares of common stock, each of $5.00 par value, and at the time the merger shall become effective, the Association shall have a surplus of $____________, and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of the merging banks as stated in the preamble of this Agreement, adjusted however, for normal earnings and expenses between September 30, ____, and the effective time of the merger.

                  Section 5. All assets of each of the merging banks, as they exist at the effective time of the merger, shall pass to and vest in the Association without any conveyance or other transfer. The Association shall be responsible for all of the liabilities of every kind and description, including liabilities arising from the operation of their respective trust Departments, of each of the merging banks existing as of the effective time of the merger.

                  Section 6. TMB shall contribute to the Association its capital set forth in the preamble, adjusted, however, for normal earnings, expenses and dividends between June 30, 2000, and the effective time of the merger.

                  VNB shall have on hand at the effective time of the merger its capital as set forth in the preamble, adjusted, however, for normal earnings, expenses and dividends between June 30, 2000 and the effective date of the merger.

                  Section 7. The stockholder of VNB shall retain its rights in the capital stock presently outstanding, which shall immediately and automatically become ____________ shares of common stock of the Association, each with $5.00 par value, and the stockholder of TMB in exchange for the excess acceptable assets contributed by its bank to the Association shall be entitled to receive ___________ shares of common stock of the Association, each with $5.00 par value.

                  Section 8. Neither of the banks shall declare nor pay any dividend to its stockholder between the date of this Agreement and the time at which the merger shall become effective, nor dispose of any of its assets in any other manner except in the ordinary course of business consistent with prudent banking practice. Provided, however, that VNB shall be entitled to pay dividends to its parent without restriction and TMB may pay dividends to its parent, consistent with past practice, so long as the payment of such dividends shall thereby not cause a breach of any representation, covenant, agreement or condition to which the Bank is subject under the Agreement and Plan of Merger, dated as of September 5, 2000 among Valley National Bancorp, Merchants New York Bancorp, Inc., VNB and TMB (the "Merger Agreement").

                  Section 9. The present board of directors of VNB (with the addition of _____________) shall serve as the board of directors of the Association until the next annual meeting or until such time as their successors have been elected and have qualified.

                  Section 10. Effective as of the time this merger shall become effective as specified in the merger approval to be issued by the Office of the Comptroller of the Currency (the "OCC"), the articles of association of the resulting bank shall read in their entirety as set forth in Schedule 1 annexed hereto.

                  Section 11. This Agreement shall be terminated automatically if the Merger Agreement is terminated as provided in the Merger Agreement.

                  Section 12. This Agreement shall be ratified and confirmed by the affirmative vote of the stockholders of each of the merging banks owning at least two-thirds of its capital stock outstanding, at a meeting to be held on the call of the directors; and the merger shall become effective at the time specified in the merger approval to be issued by the OCC.

                  Section 13. Each of the representations, warranties and covenants of the parties hereto shall terminate as of the effective time of the merger, other than Section 5 hereof which shall survive the effective time of the merger.

                  Section 14. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

                  Section 15. Except as governed by federal law, the validity, construction and enforceability of this Agreement shall be governed in all respects by the laws of the State of New Jersey without regard to its conflicts of laws or rules.

                  WITNESS, the signatures and seals of the merging banks this _____ day of ___________, 2000, each set by its chairman, president or a vice president and attested to by its cashier or secretary, pursuant to a resolution of its board of directors, acting by a majority.

ATTEST:                                              VALLEY NATIONAL BANK


-------------------------------------            By:----------------------------
Alan D. Eskow, Controller                            Gerald H. Lipkin, Chairman,
                                                      President and Chief
                                                      Executive Officer



ATTEST:                                          THE MERCHANTS BANK OF NEW YORK



-----------------------------------              By:----------------------------
____________, Senior Vice President                  Spencer B. Witty
                                                     Chairman of the Board

and

                                                 By:----------------------------
                                                     James G. Lawrence
                                                     President and Chief
                                                     Executive Officer

STATE OF NEW JERSEY             )
                                :  ss.
COUNTY OF ________________)


                  On this _____ day of _____________, ____, before me, a Notary Public for this state and county, personally came Gerald H. Lipkin, as Chairman and Chief Executive Officer, and Alan D. Eskow, as Controller of Valley National Bank, and each of his capacity acknowledged this instrument to the act and deed of the association and the seal affixed to it to be its seal.


                  WITNESS my official seal and signature this day and year.


                                                  ----------------------------
(Seal of Notary)


STATE OF NEW YORK )
                                         :ss.
COUNTY OF ________________)


                  On this _____ day of ____________, ____, before me, a Notary Public for this state and county, personally came __________________, as Chairman of the Board, __________________, as President and Chief Executive Officer, and _____________________, as Secretary of The Merchants Bank of New York, and each of his/her capacity acknowledged this instrument to the act and deed of the corporation and the seal affixed to it to be its seal.

                  WITNESS my official seal and signature this day and year.

                                                  ----------------------------

(Seal of Notary)

                                                                  Schedule 1

                             ARTICLES OF ASSOCIATION
                                       OF
                             VALLEY NATIONAL BANK 1


                                      NAME

                  FIRST. The title of the Association shall be "Valley National Bank".

                                   MAIN OFFICE

                  SECOND. The main office of the Association shall be in the City of Passaic, County of Passaic, State of New Jersey. The general business of the Association shall be conducted at its main office and its branches.

                                    DIRECTORS

                  THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five directors the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each director shall own $1,000 equity interest in this Association or in a company which has control of the Association. The amount of the equity interest shall meet this requirement if it conforms to the requirements of 12 U.S.C. 72, as amended on March 31, 1980, or as amended from time to time thereafter. Any vacancy in the Board of Directors may be filled by action of the Board of Directors.

                         ANNUAL MEETING OF STOCKHOLDERS

                  FOURTH. There shall be an annual meeting of the stockholders, the purpose of which shall be the election of Directors and the transaction of whatever other business may be brought before the meeting. The meeting shall be held at the main office of the Association or any other convenient place as the Board of Directors may designate, on the date of each year specified therefor in the By-laws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

                  Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Association that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and
(e) the number of shares of capital stock of the Association owned by the notifying shareholder. Nominations not made in accordance herewith may be disregarded by the Chairman of the meeting, in his discretion, and upon his instructions the vote tellers may disregard all votes cast for each such nominee.

                                     CAPITAL

                  FIFTH. The authorized amount of capital stock of this Association shall be [___________] shares of common stock of the par value of five dollars ($5.00) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.


1   As will be in effect after the merger

                  No holder of shares of the capital stock of any class of the Association shall have any pre-emptive or preferential right of subscription to
(i) any shares of any class of stock of the Association, whether now or hereafter authorized, or (ii) to any obligations convertible into stock of the Association, or (iii) to any right of subscription to any of the foregoing; except any of the foregoing rights which the Board of Directors, in its sole discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

                  The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the stockholders.

                                    OFFICERS

                  SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board, unless the Board appoints another director to be the Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association.

                  The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all By-Laws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

                         CHANGE OF MAIN OFFICE; BRANCHES

                  SEVENTH. The Board of Directors shall have the power, without shareholder approval, to change the location of the main office to any other authorized branch location within the limits of the City of Passaic and to establish or change the location of any branch or branches of the Association. Any change in the location of the main office to another authorized branch location within the City of Passaic shall be effected upon written notice to the Comptroller of the Currency. Any change in the location of the Main Office, except to an authorized branch location within the City of Passaic, shall require both the approval of the Comptroller of the Currency and the approval of stockholders owning two-thirds of the stock of the Association and any such change shall be to a place not more than 30 miles from the city limits of the City of Passaic.

                                    EXISTENCE

                  EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

              SPECIAL MEETINGS OF SHAREHOLDERS; NOTICE OF MEETINGS

                  NINTH. The Board of Directors of this Association, or any one or more shareholders owning, in the aggregate, not less than ten percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

                                 INDEMNIFICATION

                  TENTH. Any person, his heirs, executors or administrators, may be indemnified or reimbursed by the Association for liability and reasonable expenses, including amounts paid in settlement or in satisfaction of judgments or as fines and/or penalties, actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he or they shall be involved or threatened to be involved, as a party, or otherwise, by reason of his being or having been a director, officer, or employee of the Association or of any firm, corporation or organization which he served in any such capacity at the request of the Association. Provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the Association; and, provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with: (i) the approval of a court of competent jurisdiction or; (ii) the holders of record of a majority of the outstanding voting shares of the Association; or
(iii) the Board of Directors acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons, his heirs, executors or administrators, may be entitled as a matter of law.

                  The Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnifications are allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers or employees.

                                   AMENDMENTS

                  ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

                                  EXHIBIT 5.18

                           MERCHANTS AFFILIATE LETTER

                                                              __________, 2000

Valley National Bancorp
1455 Valley Road
Wayne, New Jersey 07470

Gentlemen:

                  I am delivering this letter to you in connection with the proposed merger (the "Merger") of Merchants New York Bancorp, Inc., a New Jersey corporation (the "Company") with and into Valley National Bancorp, a New Jersey corporation ("Valley"), pursuant to the Agreement and Plan of Merger dated as of September 5, 2000 (the "Agreement") among the Company, Valley, The Merchants Bank of New York and Valley National Bank. I currently own shares of the Company's common stock, par value $.001 per share ("Merchants Common Stock"). As a result of the Merger, I will receive shares of Valley's common stock, no par value ("Valley Common Stock") in exchange for my Merchants Common Stock. In addition, to the extent I own options to acquire Merchants Common Stock, those options will be converted in the Merger into options to acquire Valley Common Stock.

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of the Company, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Act") by the Securities and Exchange Commission (the "Commission") and as the term "affiliate" is used for purposes of the Commission's rules and regulations applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the Commission's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

                  I represent to and covenant with Valley that:

                  A. Transfer Restrictions Prior to Merger Consummation. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer or otherwise dispose of ("transfer") any Merchants Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity whom or which I control, from transferring any Merchants Common Stock owned by such person or entity, without notifying Valley in advance of the proposed transfer and giving Valley a reasonable opportunity to object to the transfer before it is consummated. Valley, upon advice of its independent public accountants, may instruct me not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

                  B. Post-Consummation Transfer Restrictions. During the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by Valley by means of the filing of a Form 10-Q or Form 8-K under the Securities Exchange Act of 1934, as amended, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of ASR 135, I shall not transfer any Merchants Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity whom or which I control, to transfer any Merchants Common Stock owned by such person or entity. For purposes of this paragraph, "Merchants Common Stock" includes the Valley Common Stock into which the Merchants Common Stock or Options is converted.

                  C. Need for Registration or Exemption in Connection with Transfers. I have been advised that the issuance of Valley Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since I may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the Company's stockholders, any transfer by me of Valley Common Stock received by me in the Merger is restricted under Rule 145 promulgated by the Commission under the Act. I may not transfer Valley Common Stock received by me or by any relative who shares my home or by any person or entity whom or which I control, unless (i) such transfer is registered under the Act, (ii) such transfer is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Valley, such transfer is otherwise exempt from registration under the Act.

                  D. Stop Transfer Instructions; Legend on Certificates. I also understand that stop transfer instructions will be given to Valley's transfer agents with respect to the Valley Common Stock and that there will be placed on the certificates of the Valley Common Stock issued to me or to any relative who shares my home or to any person or entity whom or which I control, or any substitutions therefor, a legend stating in substance:

                  Such legend and the stock transfer restrictions shall be removed as soon as permissible under Rule 145.

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED SEPTEMBER 5, 2000 BETWEEN THE REGISTERED HOLDER HEREOF AND Valley National Bancorp, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF Valley National Bancorp."

                  E. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer Valley Common Stock to the extent I felt necessary with my counsel or counsel for the Company.

                  [The following paragraph will be included in letters from persons beneficially owning more than 1,000,000 shares of Merchants Common Stock:]

                  By countersigning this letter, Valley covenants that it will provide me with "piggyback registration rights" with respect to any secondary offering for the account of a person or persons other than Valley, which offering is registered by Valley by filing a Form S-3 or its equivalent during the one-year period following closing of the Merger. These registration rights shall be on customary terms and conditions, including terms and conditions with respect to indemnification and payment of expenses.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of the Company as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                             Very truly yours,


                                             Name: (Sign)
                                             (Print)
Accepted this ____ day of
_______________, ________ by

VALLEY NATIONAL BANCORP

By:                        ________
   --------------------------------
    Name:
    Title:

                                 EXHIBIT 5.18.1
                             VALLEY AFFILIATE LETTER

                                                             _______, 2000

Valley National Bancorp
1455 Valley Road
Wayne, New Jersey 07470

Gentlemen:

                  I am delivering this letter to you in connection with the proposed merger (the "Merger") of Merchants New York Bancorp, Inc., a New Jersey corporation ("Merchants") with and into Valley National Bancorp, a New Jersey corporation ("Valley"), pursuant to the Agreement and Plan of Merger dated as of September 5, 2000 (the "Agreement") among Valley, Merchants, Valley National Bank and The Merchants Bank of New York. I currently own shares of Valley's common stock, no par value ("Valley Common Stock").

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Valley, as the term "affiliate" is used for purposes of the rules and regulations of the Securities and Exchange Commission (the "Commission") applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the Commission's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

                  I represent to and covenant with Valley and Merchants that:

                  A. Transfer Restrictions Prior to Merger Consummation. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer or otherwise dispose of ("transfer") any Valley Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity whom or which I control, from transferring any Valley Common Stock owned by such person or entity, without notifying Valley in advance of the proposed transfer and giving Valley a reasonable opportunity to object to the transfer before it is consummated. Valley, upon advice of its independent public accountants, may instruct me not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

                  B. Post-Consummation Transfer Restrictions. During the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by Valley by means of filing of a Form 10-Q or Form 8-K under the Securities Exchange Act of 1934, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of ASR 135, I shall not transfer any Valley Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity whom or which I control, to transfer any Valley Common Stock owned by such person or entity.

                  C. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer Valley Common Stock to the extent I felt necessary with my counsel or counsel for Valley.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of Valley as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                            Very truly yours,

                                            -----------------------------
                                            Name: (Sign)
                                            (Print)

Accepted this ___ day of
____________, ____ by

VALLEY NATIONAL BANCORP

By: ___________________________
   Name:
   Title:

                                  SCHEDULE 6.2

                          FORM OF OPINION OF COUNSEL TO
                          MERCHANTS TO BE DELIVERED TO
                          VALLEY AT THE EFFECTIVE TIME

   (Capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement)


                  (a) Merchants is a corporation validly existing and in good standing under the laws of the State of New Jersey. Merchants has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as described in the Joint Proxy Statement-Prospectus on page __ under the caption _________________. Merchants is registered as a bank holding company under the BHCA.

                  (b)  Each  Subsidiary  of  Merchants  listed  as  such  in the
Merchants Disclosure Schedule is validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Bank is a state-chartered commercial bank under the laws of the State of New York. The Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as described in the Joint Proxy Statement-Prospectus on page __ under the caption _________________.

                  (c) The authorized capital stock of Merchants consists of _______________ shares of Merchants Common Stock. Except for any Merchants Common Stock issuable upon exercise of outstanding Merchants Options granted pursuant to the Merchants Employee Option Plan and the Valley Stock Option, we have not become aware (through our representation of Merchants in connection therewith or in the course of our representation of Merchants in connection with the Agreement, or through Merchants' representations to us in the attached certificate) of any outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating Merchants to issue, deliver or sell, cause to be issued, delivered or sold, or restricting Merchants from selling any additional Merchants Common Stock or obligating Merchants to grant, extend or enter into any such agreement or commitment.

                  (d) The Agreement has been authorized, executed and delivered by Merchants and the Bank and constitutes the valid and binding obligations of Merchants and the Bank, respectively, enforceable in accordance with its terms, except that the enforceability of the obligations of Merchants and the Bank may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or laws affecting bank holding companies or institutions the deposits of which are insured by the FDIC or other laws heretofore or hereafter enacted relating to or affecting the enforcement of creditors' rights generally and by principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). In addition, certain remedial and other provisions of the Agreement may be limited by implied covenants of good faith, fair dealing, and commercially reasonable conduct, by judicial discretion, in the instance of equitable remedies, and by applicable public policies and laws.

                  (e) The execution and delivery of the Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated thereby will not (i) violate any provision of or result in the breach of any provision of the respective certificates of incorporation or by-laws of Merchants or the Bank; (ii) conflict with or violate in any material respect, or result in a material breach or violation of the terms or provisions of, or constitute a default under, or result in (whether upon or after the giving of notice or lapse of time or both) any material obligation under, any indenture, mortgage, deed of trust or loan agreement or any other agreement, instrument, judgment, order, arbitration award or decree of which we are aware (through our representation of Merchants in connection therewith or in the course of our representation of Merchants in connection with the Agreement, or through Merchants' representations to us in the attached certificate) and to which Merchants or the Bank is a party or by which Merchants or the Bank is bound; or (iii) cause Merchants or the Bank to violate any law, rule or regulation applicable to Merchants or the Bank: except with respect to (ii) and (iii) above, such as in the aggregate will not have a material adverse effect on the ability of Merchants and the Bank to consummate the transactions contemplated by the Agreement.

                  (f) All actions of the directors and stockholders of Merchants and of the Bank required by Delaware law, federal banking law or New York law, or by the respective certificate of incorporation or by-laws of Merchants or the Bank, to be taken by Merchants or the Bank to authorize the execution, delivery and performance of the Agreement and consummation of the Merger have been taken.

                  (g) No approvals, authorizations, consents or other actions or filings under Delaware law, federal banking law or New York law ("Approvals") are required to be obtained by Merchants or the Bank in order to permit the execution and delivery of the Agreement by Merchants and the Bank and the performance by Merchants and the Bank of the transactions contemplated thereby without violation of such laws other than those Approvals which have been obtained or those Approvals or consents required to be obtained by Valley or VNB, or Approvals not required or necessary to be obtained on the date hereof in order to permit such execution, delivery and performance without violation of such laws.

                  (h) Except as set forth in the Merchants Disclosure Schedule or in Merchants' certificate addressed to us and attached hereto, and other than ordinary routine litigation incidental to the business of Merchants or its Subsidiaries, we are not aware of any material action, suit or proceeding or investigation pending or threatened in writing against or affecting the business, operations, property or financial condition of Merchants or any of its Subsidiaries, at law or in equity, in any court or before any Federal, state, municipal or other governmental Department, commission, board, bureau, agency or instrumentality, except those which, if decided adversely to Merchants or any of its Subsidiaries, would not have a material adverse effect on Merchants and its Subsidiaries, taken as a whole; provided, however, we are not counsel to Merchants or its Subsidiaries in any litigation and with respect to litigation we are relying upon the representation and warranty of Merchants made in Section
3.7 of the Agreement with respect to material litigation and on Merchants' certificate addressed to us and attached hereto.

                                  * * * * * * *

                  We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements and information contained in the Joint Proxy Statement-Prospectus and make no representation that we have independently verified the accuracy, completeness or fairness of such statements and information, but, without in any way limiting the generality of the foregoing, based upon our review of the Joint Proxy Statement-Prospectus
(i) the Joint Proxy Statement-Prospectus (except for financial statements and other tabular financial information, and other financial and statistical data and information, as to which we express no opinion) complies as to form in all material respects with the 1934 Act and the applicable laws and regulations thereunder, (ii) no facts have come to our attention that caused us to believe that (except for financial statements and other tabular financial information, as to which we do not express any belief) the Joint Proxy Statement-Prospectus on the date of the mailing thereof and on the date of the meeting of stockholders of Merchants at which the Agreement was approved, contained any untrue statement of a material fact with respect to Merchants or omitted to state a material fact with respect to Merchants necessary in order to make the statements therein with respect to Merchants, in light of the circumstances under which they were made, not misleading.

                                  * * * * * * *

                  In rendering their opinion, counsel to Merchants (A) may, to the extent they deem proper and so specify in their opinion, rely upon the opinion of other counsel as to matters involving the application of laws of any jurisdiction other than the United States, or may exclude from their opinion the substance included in the opinions of other counsel given directly to Valley and
(B) may rely, as to matters of fact, on certificates of responsible officers of Merchants, the Bank, or other Subsidiaries of Valley and public officials; provided copies of any such opinions or certificates are delivered to Merchants together with the opinion to be rendered hereunder by counsel to Merchants. Counsel to Merchants may assume that any agreement is the valid and binding obligation of any parties to such agreement other than Merchants and the Bank. As to matters of fact, counsel to Merchants may also rely upon the representations and warranties made by Merchants to Valley in the Agreement as though such representations and warranties were made directly to counsel. Counsel to Merchants may also rely upon the genuineness of signatures and the authenticity of copies.

                                  SCHEDULE 6.3

                          FORM OF OPINION OF COUNSEL TO
                            VALLEY TO BE DELIVERED TO
                         MERCHANTS AT THE EFFECTIVE TIME

   (Capitalized terms used herein and not otherwise defined have the meanings given them in the Agreement)


                  (a) Valley is a corporation validly existing and in good standing under the laws of the State of New Jersey. Valley has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as described in the Joint Proxy Statement-Prospectus on page __ under the caption _________________. Valley is registered as a bank holding company under the BHCA.

                  (b) Each Subsidiary of Valley listed as such in the Valley Disclosure Schedule is validly existing and in good standing under the laws of the jurisdiction of its incorporation. VNB is a national banking association chartered under the laws of the United States. VNB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as described in the Joint Proxy Statement-Prospectus on page __ under the caption _________________.

                  (c) The authorized capital stock of Valley consists of ___________ shares of common stock, no par value per share ("Valley Common Stock"). Except for any Valley Common Stock issuable upon exercise of outstanding stock options and stock appreciation rights granted pursuant to the Valley Option Plan, we have not become aware (through our representation of Valley in connection therewith or in the course of our representation of Valley in connection with the Agreement, or through Valley's representations to us in the attached certificate) of any outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating Valley to issue, deliver or sell, cause to be issued, delivered or sold, or restricting Valley from selling any additional Valley Common Stock or obligating Valley to grant, extend or enter into any such agreement or commitment except as may be provided in any acquisition agreement Valley may enter into after the date of execution of the Agreement. The Valley Common Stock to be issued in connection with the Merger in accordance with Article II of the Agreement, when so issued in accordance therewith, will be duly authorized, validly issued, fully paid and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by Valley.

                  (d) The Agreement has been authorized, executed and delivered by Valley and VNB and constitutes the valid and binding obligations of Valley and VNB, respectively, enforceable in accordance with its terms, except that the enforceability of the obligations of Valley and VNB may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or laws affecting institutions the deposits of which are insured by the FDIC or other laws heretofore or hereafter enacted relating to or affecting the
enforcement  of  creditors'   rights  generally  and  by  principles  of  equity
(regardless of whether such enforceability is considered in a proceeding in equity or at law). In addition, certain remedial and other provisions of the Agreement may be limited by implied covenants of good faith, fair dealing, and commercially reasonable conduct, by judicial discretion, in the instance of equitable remedies, and by applicable public policies and laws.

                  (e) The execution and delivery of the Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated thereby will not (i) violate any provision of or result in the breach of any provision of the respective certificates of incorporation or by-laws of Valley or VNB;
(ii) conflict with or violate in any material respect, or result in a material breach or violation of the terms or provisions of, or constitute a default under, or result in (whether upon or after the giving of notice or lapse of time or both) any material obligation under, any indenture, mortgage, deed of trust or loan agreement or any other agreement, instrument, judgment, order, arbitration award or decree of which we are aware (through our representation of Valley in connection therewith or in the course of our representation of Valley in connection with the Agreement, or through Valley's representations to us in the attached certificate) and to which Valley or VNB is a party or by which Valley or VNB is bound; or (iii) cause Valley or VNB to violate any law, rule or regulation applicable to Valley or VNB: except with respect to (ii) and (iii) above, such as in the aggregate will not have a material adverse effect on the ability of Valley and VNB to consummate the transactions contemplated by the Agreement.

                  (f) All actions of the directors and stockholders of Valley and of VNB required by federal banking law, New York law or New Jersey law, or by the respective certificates of incorporation or by-laws of Valley or VNB, to be taken by Valley or VNB to authorize the execution, delivery and performance of the Agreement and consummation of the Merger have been taken.

                  (g) Assuming that there has been due authorization of the Merger by all necessary corporate and governmental proceedings on the part of Merchants and that Merchants has taken all action required to be taken by it prior to the Effective Time, upon the appropriate filing of the Certificates of Merger in respect of the Merger with the Delaware and New Jersey Secretary of State in accordance with Section 1.6 of the Agreement, the Merger will become effective at the time of such filings, and upon effectiveness of the Merger each share of Merchants Common Stock will be converted as provided in Article II of the Agreement.

                  (h) No approvals, authorizations, consents or other actions or filings under federal banking law, Delaware law, New York law or New Jersey law ("Approvals") are required to be obtained by Valley or VNB in order to permit the execution and delivery of the Agreement by Valley and VNB and the performance by Valley and VNB of the transactions contemplated thereby without violation of such laws other than those Approvals which have been obtained or those Approvals or consents required to be obtained by Merchants or the Bank, and Approvals not required or necessary to be obtained on the date hereof in order to permit such execution, delivery and performance without violation of such laws.

                  (i) Except as set forth in the Valley Disclosure Schedule or in Valley's certificate addressed to us and attached hereto, and other than ordinary routine litigation incidental to the business of Valley or its Subsidiaries, we are not aware of any material action, suit or proceeding or investigation pending or threatened in writing against or affecting the business, operations, property or financial condition of Valley or any of its Subsidiaries, at law or in equity, in any court or before any Federal, state, municipal or other governmental Department, commission, board, bureau, agency or instrumentality, except those which, if decided adversely to Valley or any of its Subsidiaries, would not have a material adverse effect on Valley and its Subsidiaries, taken as a whole; provided, however, we are not counsel to Valley or its Subsidiaries in certain litigation and with respect to any such litigation we are relying upon the representation and warranty of Valley made in
Section 4.10 of the Agreement with respect to material litigation and on Valley's certificate addressed to us and attached hereto.

                  (j) The Registration Statement has been declared effective by the SEC under the 1933 Act and we are not aware that any stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

                                  * * * * * * *

                  We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements and information contained in the Joint Proxy Statement-Prospectus and make no representation that we have independently verified the accuracy, completeness or fairness of such statements and information, but, without in any way limiting the generality of the foregoing, based upon our review of the Joint Proxy Statement-Prospectus
(i) the Joint Proxy Statement-Prospectus (except for financial statements and other tabular financial information, and other financial and statistical data and information, as to which we express no opinion) complies as to form in all material respects with the 1933 Act and the applicable laws and regulations thereunder, (ii) no facts have come to our attention that caused us to believe that (except for financial statements and other tabular financial information, as to which we do not express any belief) the Joint Proxy Statement-Prospectus on the date of the mailing thereof and on the date of the meeting of stockholders of Merchants at which the Agreement was approved, contained any untrue statement of a material fact with respect to Valley or omitted to state a material fact with respect to Valley necessary in order to make the statements therein with respect to Valley, in light of the circumstances under which they were made, not misleading.

                                  * * * * * * *

                  In rendering their opinion, counsel to Valley (A) may, to the extent they deem proper and so specify in their opinion, rely upon the opinion of other counsel as to matters involving the application of laws of any jurisdiction other than the United States or the State of New Jersey, or may exclude from their opinion the substance included in the opinions of other counsel given directly to Merchants and (B) may rely, as to matters of fact, on certificates of responsible officers of Valley, VNB, or other Subsidiaries of Valley and public officials; provided copies of any such opinions or certificates are delivered to Merchants together with the opinion to be rendered hereunder by counsel to Valley. Counsel to Valley may assume that any agreement is the valid and binding obligation of any parties to such agreement other than Valley and VNB. As to matters of fact, counsel to Valley may also rely upon the representations and warranties made by Valley to Merchants in the Agreement as though such representations and warranties were made directly to counsel. Counsel to Valley may also rely upon the genuineness of signatures and the authenticity of copies.